Exhibit 4.1

CIFC Corp.,

as Issuer,

the Guarantors party hereto,

as Guarantors

8.50% Senior Notes due 2025

INDENTURE

Dated as of November 2, 2015

U.S. Bank National Association,
as Trustee, Paying Agent, Registrar and Transfer Agent

CROSS-REFERENCE TABLE

Trust Indenture Act	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	13.5
(a)(5)	7.10
(b)	7.3, 7.8, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	N.A.
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6, 13.2
(d)	7.6
314(a)	4.16, 13.5
(b)	N.A.
(c)(1)	13.4
(c)(2)	13.4
(c)(3)	13.4
(d)	N.A.
(e)	13.5
(f)	N.A.
315(a)	7.1
(b)	7.5, 13.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	8.5
318(a)	13.1
(b)	N.A.
(c)	13.1

*              This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

N.A. means not applicable.

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EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Certificate to be Delivered Upon Exchange of Restricted Global Notes or Restricted Definitive Notes

Exhibit C	Form of Certificate to be Delivered in connection with Transfers Pursuant to Rule 144A

Schedule A	Permitted CLOs

Schedule B	Permitted Warehouse SPVs

Schedule C	List of Guarantors

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INDENTURE

INDENTURE, dated as of November 2, 2015, among CIFC Corp., a Delaware corporation (the “Issuer”), the guarantors named herein (the “Guarantors”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), registrar, paying agent and transfer agent.

WHEREAS, the Issuer has executed the Purchase Agreement, dated as of October 28, 2015, among the Issuer, the Guarantors and Sandler O’Neill & Partners, L.P., as the Initial Purchaser (as defined herein), relating to the initial sale and issuance of the Initial Notes (as defined below) and the Guarantors have duly authorized the guarantee thereof;

WHEREAS, the Issuer has duly authorized the creation of and issuance of $40,000,000 aggregate principal amount of 8.50% Senior Notes due 2025 (the “Initial Notes”); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                    Definitions.  The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture shall have the respective meanings specified in this Section. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Any reference to Articles, Sections or Exhibits, unless expressly otherwise provided herein, references Articles or Sections of, or Exhibits to, this Indenture. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Rule 144A Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person becomes a Restricted Entity or at the time it merges or consolidates with the Issuer or any of the Restricted Entities or is assumed in connection with the acquisition of assets from such other Person, including Indebtedness Incurred in contemplation of such transaction.  Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Entity or at the time it merges or consolidates with the Issuer or a Restricted Entity or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, including any Exchange Notes issued in exchange for such Additional Notes, having identical terms and part of the same series as the Initial Notes, or in all respects except with respect to the date of issuance and issue price.

“Adjusted Consolidated ENI” means Consolidated ENI plus stock based compensation minus Consolidated Income Tax Expense (without duplication).

“Adjusted Consolidated ENI EBITDA” means Adjusted Consolidated ENI plus Consolidated Interest Expense, Consolidated Income Tax Expense and depreciation and amortization on fixed assets.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Agent” means any Registrar, co-registrar, Paying Agent, Transfer Agent, or additional paying agent.

“Applicable Premium” means, with respect to any note on any Redemption Date, as determined by the Issuer, the excess (if any) of (a) the present value at such Redemption Date of (1) the Redemption Price of such Note at October 30, 2020, as set forth in Section 3.7 hereof plus (2) all required interest payments due on such Note through October 30, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such Redemption Date plus 50 basis points over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)                                 an Investment by the Issuer or any Restricted Entity in any other Person pursuant to which such Person will become a Restricted Entity, or will be merged with or into the Issuer or any Restricted Entity;

(2)                                 the acquisition by the Issuer or any Restricted Entity of the assets of any Person (other than a Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3)                                 any Revocation with respect to an Unrestricted Entity.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Issuer or any Restricted Entity of:

(1)                                 any Capital Stock of any Restricted Entity or, following the Proposed PTP Conversion, the Issuer; or

(2)                                 any property or assets of the Issuer or any Restricted Entity (other than (i) Cash, (ii) Cash Equivalents or (iii) prior to the Proposed PTP Conversion, Capital Stock of the Issuer and following the Proposed PTP Conversion, Capital Stock of the PTP Parent).

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 transactions permitted under Sections 4.9, 4.11 and 5.1;

(2)                                 dispositions in any fiscal year of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, in a single or series of related transactions, of assets (including the issuance or sale of Capital Stock of any Restricted Entity and, following the Proposed PTP Conversion, the Issuer (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Entity)) with a Fair Market Value not to exceed $5.0 million in the aggregate;

(3)                                 any Permitted Investment or disposition of a Permitted Investment so long as in the ordinary course of business of the Issuer and/or any of the Restricted Entities, as applicable;

(4)                                 a disposition or transfer of assets between or among the Issuer or a Restricted Entity and/or among any of the Restricted Entities, including a Person that is or will become a Restricted Entity immediately after the disposition;

(5)                                 an issuance or sale of Capital Stock by a Restricted Entity to the Issuer or any of the other Restricted Entities or, following the Proposed PTP Conversion, an issuance or sale of Capital Stock by the Issuer or a Restricted Entity other than the PTP Parent to the Issuer or any other Restricted Entity, including the PTP Parent;

(6)                                 a disposition of accounts receivable or rights to future advisory fees, or participation therein, in connection with a Receivables Transaction, or the collection or compromise of any accounts receivable;

(7)                                 any sale of assets received by the Issuer or any of the Restricted Entities upon the foreclosure on a Lien in favor of the Issuer or any of the Restricted Entities or  transfers by reason of eminent domain;

(8)                                 the creation of a Lien not prohibited by this Indenture (but not the sale of property subject to a Lien);

(9)                                 the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims or statutory rights in connection with a settlement, as determined in good faith by the Issuer;

(10)                          grants of licenses or sublicenses in the ordinary course of business to use the patents, copyright and other intellectual property of the Issuer or any of the Restricted Entities to the extent such license does not interfere with the business of the Issuer or any Restricted Entity;

(11)                          any financing transaction with respect to property or assets acquired by the Issuer or any Restricted Entity after the Issue Date, including Sale and Lease-Back Transactions, permitted under this Indenture;

(12)                          voluntary terminations of Hedging Obligations;

(13)                          any issuance of Capital Stock in any Restricted Entity and, following the Proposed PTP Conversion, any issuance of Capital Stock in the Issuer or any Restricted Entity other than the PTP Parent, to any officer, director, employee or consultant of the Issuer or any Restricted Entity in respect of services provided to the Issuer or a Restricted Entity in the ordinary course of business approved by the Issuer; and

(14)                          dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties entered into in the ordinary course of business.

“Asset Sale Transaction” means, collectively, (1) any Asset Sale, (2) any sale or other disposition of Capital Stock, (3) any Designation with respect to an Unrestricted Entity and (4) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) of that definition.

“Authorized Officer” means any officer of the Issuer as may be duly authorized to take actions under this Indenture and the Notes.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Base Capital Expenditures” means, for any fiscal quarter, the quarterly average of the Issuer’s capital expenditures (as determined in accordance with GAAP) for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter, increased by the Capital Expenditures Grower Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in

Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not (1) a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close, or (2) a day on which banking and financial institutions in New York, New York are closed for business with the general public.

“Capital Expenditures Grower Rate” means, for any fiscal quarter, the percentage increase, if any (but ignoring decreases) in the employee headcount of full time equivalent employees of the Issuer (or following the Proposed PTP Conversion, the PTP Parent) and its Subsidiaries at the end of the immediately preceding fiscal quarter over the quarterly average of employee headcount of full time equivalent employees for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all capital stock, shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)                                 with respect to any Person that is not a corporation, any and all partnership, membership or other equity or ownership interests, shares, participations, units or other equivalent or similar rights of such Person; and

(3)                                 any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP.  For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash” means Money or a credit balance in a Deposit Account.

“Cash Equivalents” shall mean:

(1)                                 U. S. dollars;

(2)                                 securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government that mature prior to the earlier of (i) 18 months from the date of acquisition and (ii) the Maturity Date;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $500.0 million (or the U.S. dollar equivalent as of the date of determination) and a long-term unsecured rating of A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (5) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 90 days after the date of creation thereof;

(6)                                 marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

(7)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8)                                 Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s; and

(9)                                 shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all of the investments of which are one or more of the types of securities described in clauses (1) through (8) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars, provided that such amounts are converted into U.S. dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control Triggering Event” means the occurrence of any of the following:

(1)                                 the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries or, following the Proposed PTP Conversion, the PTP Parent, the Issuer and the other Restricted Entities, in each case, taken as a whole, to any Person other than to the Permitted Holder;

(2)                                 the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership of 50% or more of the Voting Stock of the Issuer or, following the Proposed PTP Conversion, the PTP Parent; provided that, for purposes of calculating the Beneficial Ownership of any group, the Permitted Holder shall not be attributed Beneficial Ownership of the Capital Stock of any unaffiliated person;

(3)                                 any Person or group (as defined in clause (2)), other than the Permitted Holder, shall be entitled to appoint or elect 50% or more of the Board of Directors of the Issuer or, following the Proposed PTP Conversion, the PTP Parent; or

(4)                                 the first day on which the majority of the Board of Directors of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, or any of its direct or indirect parent companies then in office shall cease to consist of Continuing Directors.

Notwithstanding anything in clauses (1) through (4) above and for the avoidance of doubt, the consummation of the transactions contemplated by the Proposed PTP Conversion will not constitute a Change of Control Triggering Event.

“CLO” means a special purpose vehicle that owns a portfolio of investments consisting of senior secured corporate loans, other corporate credit exposures and/or additional investments typical for vehicles of such type, and which issues various tranches of debt and equity securities to finance the purchase of those investments.

“CLO AUM” means the assets in CLOs under management of the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices, including but not limited to natural gas prices.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Consolidated ENI” means, Consolidated Net Income plus (i) Consolidated Income Tax Expense, (ii) merger and acquisition related items such as fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) incentive fee sharing arrangements with certain former employees and non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC (a former significant stockholder of the Issuer), (iv) revenues attributable to collateralized debt obligation assets under management, and (v) other non-recurring items which items include:

(1)                                 net after-tax (using a reasonable estimate based on applicable tax rates) gains or losses from non-ordinary course Asset Sale transactions or abandonments or reserves relating thereto;

(2)                                 net after-tax (using a reasonable estimate based on applicable tax rates) items classified as extraordinary gains or losses;

(3)                                 the net income (or loss) of any Person, other than such Person and any Subsidiary of such Person (or, in the case of the Issuer, any Restricted Subsidiary and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer and any other Restricted Entity); except that the net income (but not loss) of any Person that is not a Restricted Subsidiary (and, following the Proposed PTP Conversion, not the Issuer or any other  Restricted Entity) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the Issuer or any of the Restricted Entities;

(4)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.9(a)(III)(A) the net income (but not loss) of any Subsidiary of such Person (or, in the case of the Issuer, any Restricted Subsidiary and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer or any other Restricted Entity) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (or, in the case of the Issuer, such Restricted Subsidiary and, following the Proposed PTP Conversion, in the case of the PTP

Parent, the Issuer or such Restricted Entity) or any law, regulation, agreement or judgment applicable to any such distribution;

(5)                                 any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)                                 any gain (or loss) from fluctuation in currency values in accordance with GAAP;

(7)                                 effects of adjustments (including the effects of such adjustments pushed down to the Issuer and the Restricted Entities) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s Consolidated financial statements resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(8)                                 any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP;

(9)                                 any fees, charges, costs and expenses incurred in connection with the transactions contemplated by this offering memorandum or future securities offerings or credit facilities;

(10)                          (a) the amount of any write-off of deferred financing costs or of Indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or Refinancing Indebtedness shall be excluded, (b) all nonrecurring expenses and charges relating to such repurchase or Refinancing of Indebtedness or relating to any incurrence of Indebtedness, in each case, whether or not such transaction is consummated and (c) organizational fund start-up costs of new investment funds that are required to be expensed immediately under GAAP and are subsequently absorbed by the fund and amortized over the life of the fund following its launch;

(11)                          any severance or similar one-time compensation charges;

(12)                          fees, expenses, costs and charges relating to any offering of Equity Interests or Indebtedness of the Issuer or the Restricted Entities or any acquisition permitted by this Indenture;

(13)                          litigation charges which are not expected to be of a recurring nature;

(14)                          non-recurring restructuring charges incurred in connection with the closing and restructuring of the Issuer’s or any Restricted Entity’s operations;

(15)                          fees, expenses, costs and charges relating to acquisitions and dispositions of assets or businesses outside of the ordinary course; and

(16)                          the cumulative effect of changes in accounting principles.

“Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Adjusted Consolidated ENI EBITDA of such Person for the related Four Quarter Period to Consolidated Fixed Charges for such Person for such Four Quarter Period.  For purposes of this definition, “Adjusted Consolidated ENI EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis as determined in the good faith judgment of the Issuer’s chief financial officer, for the period of such calculation to:

(1)                                 the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (or, in the case of the Issuer, any Restricted Subsidiary and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer and any other Restricted Entity), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period;

(2)                                 any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (or, in the case of the Issuer, any Restricted Subsidiary and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer or any other Restricted Entity), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period including any pro forma expense and cost reductions, synergies and other operating improvements that have occurred or are reasonably expected to occur and are reasonably the basis of pro forma adjustment (regardless of whether such cost savings, synergies or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act);

(3)                                 the Adjusted Consolidated ENI EBITDA attributable to discontinued operations and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

(4)                                 the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries (or, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer or any other Restricted Entity) following the date of determination;

(5)                                 any Person that is a Restricted Entity on the date of determination or that becomes a Restricted Entity on the date of determination will be deemed to have been a Restricted Entity at all times during such Four Quarter Period; and

(6)                                 any Person that is not a Restricted Entity on the date of determination or would cease to be a Restricted Entity on the date of determination will be deemed not to have been a Restricted Entity at any time during such Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall comply with Regulation S-X promulgated under the Securities Act, except that the pro forma calculations may also include reasonably identifiable and factually supportable operating expense reductions for which the steps necessary for realization have been taken or are reasonably expected to be completed within 12 months of the transaction and are set forth in an Officers’ Certificate.  For the avoidance of doubt, the actual adjustments described in the definitions of “Adjusted Consolidated ENI” and “Adjusted Consolidated ENI EBITDA” elsewhere in this offering memorandum shall be deemed to comply with the standards set forth in the immediately preceding sentence.

“Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:

(a)                                 Consolidated Interest Expense for such Person for such period; and

(b)                                 the amount of all Cash and non-Cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Issuer and, following the Proposed PTP Conversion, any other Restricted Entity or the Issuer in the case of the PTP Parent) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Issuer and, following the Proposed PTP Conversion, any other Restricted Entity or the Issuer in the case of the PTP Parent).

“Consolidated Income Tax Expense” means, with respect to any Person for any period, all applicable federal, state and local income taxes payable by such Person and its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer and the other Restricted Entities) for such period, as determined on a Consolidated basis.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)                                 Consolidated interest expense of such Person and its Restricted Subsidiaries (and, in the case of the PTP Parent following the Proposed PTP Conversion, the other Restricted Entities and the Issuer) for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments in accordance with GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, made by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Transaction); plus

(b)                                 Consolidated capitalized interest of such Person and its Restricted Subsidiaries (and, following the Proposed PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Issuer) for such period, whether paid or accrued; less

(c)                                  interest income of such Person and its Restricted Subsidiaries (and, following the Proposed PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Issuer) for such period; less

(d)                                 net gains on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; less

(e)                                  net payments received, if any, by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness of CIFC or any Restricted Entity.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer and the other Restricted Entities), after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Restricted Subsidiaries or Restricted Entities which are Subsidiaries of such Person, for such period, on a Consolidated basis.

“Consolidated Net Worth” of any Person means the Consolidated stockholders’ equity of such Person, determined on a Consolidated basis, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Total Assets” means, for any Person at any time, the total Consolidated assets of such Person and its Subsidiaries (or, in the case of the Issuer, its Restricted Subsidiaries and, following the Proposed PTP Conversion, in the case of the PTP Parent, the Issuer and the other Restricted Entities) as set forth on the most recent balance sheet of such Person.

“Consolidated Total Senior Indebtedness” shall mean, as of the date of determination, all Consolidated Indebtedness for any Person other than Subordinated Indebtedness of such Person.

“Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio” means, for any Person as of any date of determination, the ratio of Consolidated Total Senior Indebtedness as of such date to Adjusted Consolidated ENI EBITDA for the related Four Quarter Period.

“Consolidation” shall mean (i) with respect to the Issuer, the consolidation of the accounts of the Issuer with those of its Restricted Subsidiaries in accordance with GAAP (as adjusted by this definition) consistently applied, (ii) following the Proposed PTP Conversion, with respect to the PTP Parent, the consolidation of the accounts of the PTP Parent with those of the Issuer and the Restricted Entities other than the PTP Parent in accordance with GAAP (as adjusted by this definition) consistently applied and (iii) with respect to any other Restricted Entity, the consolidation of the accounts of such Restricted Entity with those of any of its subsidiaries which are also Restricted Entities; provided, that, in each case, Consolidation will not include consolidation of the accounts of any Unrestricted Entity or Investment Vehicle, but any interest of the Issuer, the PTP Parent or any other Restricted Entity in an Unrestricted Entity or Investment Vehicle will be accounted for as an Investment.  The term “Consolidated” has a correlative meaning.

“Continuing Director” means, as of any date of determination, any member of a board of directors of any Person who (1) was a member of such board of directors on the date of this Indenture; or (2) was either (x) nominated for election or elected to such Board of Directors by a majority of the Continuing Directors (which, for the avoidance of doubt, includes directors elected or appointed pursuant to this clause (2) after the date of this Indenture) who were members of such Board of Directors at the time of nomination or election, or (y) designated or appointed by a Permitted Holder.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereto for purposes of Section 13.2 only is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: CIFC Corp., and for all other purposes is located at 1 Federal Street, 3rd Floor, Boston, MA 02110, Attention: CIFC Corp. or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facilities” means, with respect to the Issuer or any Restricted Entities, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings to the extent in excess of the amount permitted under Section 4.15(b)(2) is otherwise permitted to be incurred under such covenant) or adds Restricted Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Default” means any event which is, or after the giving of notice or passage of time or both would be (if not cured, waived or otherwise remedied), an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the ‘Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Deposit Account” shall have the meaning accorded to such term in the UCC, provided that the relevant bank is a commercial bank having capital and surplus of not less than $500.0 million (or the U.S. dollar equivalent as of the date of determination) and a long-term unsecured rating of A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designation” and “Designation Amount” have the meanings set forth under Section 4.8 hereof.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Designated Capital Raise” means (1) any Equity Offering and (2) any issuance of debt securities by the Issuer, or following the Proposed PTP Conversion, the PTP Parent, evidenced by bonds, debentures, notes or other similar instruments.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any Restricted Entities in connection with an Asset Sale designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such designation and the valuation of such consideration, less the amount of Cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Notes; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity of the Notes shall not constitute Disqualified Capital Stock if:

(1)                                 the “asset sale” or “change of control” provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.10 and 4.14; and

(2)                                 any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

In addition, if such Capital Stock is issued to any employees of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, or any of their respective Subsidiaries for compensatory purposes, or to or by a plan for the benefit of employees of the Issuer, the PTP Parent or any of their respective Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer, the PTP Parent or any of their respective Subsidiaries pursuant to the terms of any such arrangement.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Issuer, and, following the Proposed PTP Conversion, any PTP Parent Subsidiary, that was formed under the laws of the United States, any State of the United States or the District of Columbia.

“Equity Offering” means any public or private sale of Common Stock or Preferred Stock (excluding Disqualified Capital Stock) of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, other than:

(1)                                 public offerings with respect to the Issuer’s or, following the Proposed PTP Conversion, the PTP Parent’s, or any of their respective common stock registered on Form S-8; and

(2)                                 issuances of Common Stock or Preferred Stock of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, to any Subsidiary of the Issuer or, following the Proposed PTP Conversion, the PTP Parent.

“Excess ENI Cash Flow” means, with respect to any fiscal quarter, Adjusted Consolidated ENI EBITDA for such fiscal quarter minus (i) Base Capital Expenditures for such fiscal quarter, (ii) Consolidated Interest Expense for such fiscal quarter, (iii) Consolidated Income Tax Expense for such fiscal quarter, and (iv) dividends or distributions on the shares of Capital Stock of the PTP Parent following the Proposed PTP Conversion paid in such fiscal quarter to the equity holders of the PTP Parent for the primary purpose of offsetting the Issuer’s good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates). The Adjusted Consolidated ENI EBITDA for any such fiscal quarter shall be increased by 25% of the Issuer’s reasonable good faith estimate of the annual recurring reductions in operating expenses arising from steps that have been taken to reduce full time equivalent headcount during or prior to such fiscal quarter, which are reasonably expected to result in a recurring reduction in expenses within the four fiscal quarters next following the end of such fiscal quarter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes, as the case may be, in compliance with the terms of the applicable Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Rule 144A legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes or any Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Fair Market Value” means, at the time of any given transaction, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Fitch” means Fitch Ratings, Ltd. or any successor to the rating agency business thereof.

“following the Proposed PTP Conversion” means after the consummation of the transactions contemplated by the Proposed PTP Conversion and the PTP Parent becoming a Guarantor of the Notes.

“Foreign Manager Owned Affiliate” means any Unrestricted Entity that is not a Domestic Subsidiary the purpose of which is (i) to hold Permitted CLO Investments either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity, and (ii) to provide investment advisory or other services, primarily outside of the U.S., related to a Permitted Business either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity to Persons.

“Four Quarter Period” means, with respect to any date, the four most recent full fiscal quarters for which a Person’s financial statements are available ending prior to such date of determination.

“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered under Section 4.16 which shall be prepared in accordance with GAAP in effect on the date thereof.

“Global Note Legend” means the legend set forth in Section 2.6(e)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4) or 2.6(f) hereof.

“Global Notes Custodian” means the Trustee or any other party appointed as such pursuant to Section 2.3 hereof, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Government Obligations,” with respect to any Note, means (1) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1)                                 to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise, or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  “Guarantee” used as a verb has a corresponding meaning.  Unless the context requires otherwise, references to the “Guarantees” are to any Guarantee of the Issuer’s Obligations under the Notes and this Indenture provided by a Guarantor pursuant to this Indenture.

“Guarantor” means any Person that incurs a Guarantee of the Notes, including any Subsidiary Guarantor and, following the Proposed PTP Conversion, the PTP Parent; provided that upon the release and discharge of such

Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.  As of the Issue Date, the Guarantors consist of those Guarantors listed on Schedule C.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement, Market Hedge Agreement or Commodity Agreement.

“Holders” means, at any given time, the holders of the Notes.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means, with respect to any Person, if and to the extent it would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP (as adjusted by the definition of “Consolidation”), without duplication:

(1)                                 the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)                                 the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations of such Person;

(4)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith and (ii) any earn-out obligations);

(5)                                 all obligations of such Person in respect of letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6)                                 Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

(7)                                 all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)                                 all obligations under Hedging Obligations of such Person;

(9)                                 to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to any Receivables Transaction;

(10)                          all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

(11)  all obligations in respect of repurchase agreements relating to loans, securities or other financial assets of such Person sold to a third party where such sales are coupled with an agreement of such Person to repurchase such loan, security or financial asset at an agreed price at a later date.

“Indenture” means this Indenture, as amended, modified, amended and restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the reasonable, good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture

“Initial Purchaser” means Sandler O’Neill & Partners, L.P. and all successors thereto.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1)                                 direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,

(2)                                 capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of such Person), or

(3)                                 purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude accounts receivable or deposits arising in the ordinary course of business.  “Invest,” “Investing” and “Invested” will have corresponding meanings.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or equivalent) by Fitch.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Issuer or any Restricted Entity:

(1)                                 the cash proceeds received by the Issuer or any Restricted Entity upon the sale, liquidation, repayment or other return of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Issuer and the Restricted Entities in full, less any payments previously made by the Issuer or any Restricted Entity in respect of such Guarantee;

(2)                                 in the case of the Revocation of the Designation of an Unrestricted Entity, an amount equal to the lesser of:

(a)                                 the Issuer’s, or, following the Proposed PTP Conversion, the PTP Parent’s,  Investment in such Unrestricted Entity at the time of such Revocation; and

(b)                                 the Designation Amount with respect to such Unrestricted Entity upon its Designation which was treated as a Restricted Payment; and

(3)                                 in the event the Issuer or any Restricted Entity makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Entity, the Fair Market Value of the Investment of the Issuer and the Restricted Entities in such Person;

in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under Section 4.9 less the amount of any previous Investment Return in respect of such Investment.

“Investment Vehicle” means (1) a separate account or vehicle for collective investment for the benefit of third parties which third parties are not Affiliates of the Issuer (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity issuing collateralized loan obligations or collateralized debt obligations, the investments of which are managed by the Issuer or any Restricted Entity in the ordinary course of business; (2) a Permitted CLO; (3) a Permitted Seed Fund; (4) a Permitted Warehouse SPV; and (5) a Manager Owned Affiliate.

“Issue Date” means November 2, 2015.

“Issuer” means the party named as such in the recitals to this Indenture until a successor replaces it in accordance with Article V hereof.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two of the Chairman of the Board of Directors, the vice president of the Board of Directors and the chief financial officer of the Issuer.

“Key Person Trigger Event” means the termination of the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries as the collateral manager of one or more CLOs due to the exercise of a termination remedy provided by a key person trigger set forth in the respective management agreement with respect to any such CLO; provided, that during the 12 months following such termination on the applicable determination date (as defined below) (i) there is a decrease in CLO AUM (on the applicable determination date) equal to or in excess of 10% of CLO AUM as of June 30, 2015, and (ii) the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Issuer or, following the Proposed PTP Conversion, the PTP Parent is greater than 2.5 to 1.0. The “determination date” for purposes of this definition shall be the last day of each fiscal quarter ending within such 12 month period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder;  provided, further that in no event shall an operating lease be considered a Lien.

“Majority-Owned Affiliate” of any Person means an entity (other than an issuing entity) that, directly or indirectly, majority controls, is majority controlled by or is under common majority control with, such Person.  For purposes of this definition, “majority control” means ownership of more than 50% of the equity of an entity, or ownership of any other controlling financial interest in the entity, as determined under GAAP.

“Manager Owned Affiliate” means an entity the sole purpose of which is to hold, directly or indirectly, Permitted CLO Investments either directly or through one or more other entities that are themselves wholly owned directly or indirectly by such entity; provided that (1) any Investment made by such entity must be a Permitted CLO Investment and (2) entities that are not Affiliates of the Issuer, the PTP Parent and/or their respective Affiliates, as the case may be, collectively hold 5% or more of the equity interests of such entity.

“Market Hedge Agreement” means any long or short position with respect to a broad-based market, sector or industry index, or any other substantially similar arrangement, made for non-speculative purposes and designed to protect against or manage, indirectly, exposure to fluctuations in the value of a debt instrument (or portfolio or fund comprised of debt instruments) as a result of market risk.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Notes and this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise and includes any Redemption Date.

“Maturity Date” means for any Note, October 30, 2025 unless such Note is earlier repurchased or redeemed in accordance with this Indenture.

“Maximum Designated Capital Raise Amount” means (1) for the first six (6) months following the date of a Designated Capital Raise (the “Designated Capital Raise Date”), the net proceeds from the Designated Capital Raise (the “Designated Capital Raise Amount”), (2) for any date after the last day of such six month period through the date which is 12 months after the Designated Capital Raise Date, 75% of the Designated Capital Raise Amount, (3) for any date after the last day of such 12 month period through the date which is 18 months after the Designated Capital Raise Date, 50% of the Designated Capital Raise Amount, (4) for any date after the last day of such 18 month period the Designated Capital Raise Date through the date which is 24 months after the Designated Capital Raise Date, 25% of the Designated Capital Raise Amount and (5) for any date after the last day of such 24 month period, zero.

“Maximum Note Proceeds Amount” means (i) for the first six months following the Issue Date, the net proceeds from the offering of the Notes (the “Note Proceeds Amount”), (ii) for any date after the last day of such six month period through the date which is 12 months after the Issue Date, 75% of the Note Proceeds Amount, (iii) for any date after the last day of such 12 month period through the date which is 18 months after the Issue Date, 50% of the Note Proceeds Amount, (iv) for any date after the last day of such 18 month period through the date which is 24 months after the Issue Date, 25% of the Note Proceeds Amount and (v) for any date after the last day of such 24 month, zero.

“Maximum Other Restricted Payment Amount” means (i) for the fiscal year ending December 31, 2015, $5 million, (ii) for the fiscal year ending December 31, 2016, (a) $5 million increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Issuer for the fiscal year ended December 31, 2014 and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Other Restricted Payment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the “base year”) as compared to Adjusted Consolidated ENI EBITDA of the Issuer or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

“Maximum Permitted Warehouse and Other Investment Amount” means  (i) for the fiscal year ending December 31, 2015, $100 million (the “Initial Maximum Permitted Warehouse and Other Investment Amount”), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Permitted Warehouse and Other Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Issuer for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Permitted Warehouse and Other Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the “base year”) as compared to Adjusted Consolidated ENI EBITDA of the Issuer or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

“Maximum Seed Fund Investment Amount” means (i) for the fiscal year ending December 31, 2015, $80 million (the “Initial Maximum Seed Fund Investment Amount”), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Seed Fund Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Issuer for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Seed Fund Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of

Adjusted Consolidated ENI EBITDA of the Issuer or, following the Proposed PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the “base year”) as compared to Adjusted Consolidated ENI EBITDA of the Issuer or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

“Money” shall have the meaning accorded to such term in the UCC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“NAIC” means the National Association of Insurance Commissioners.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of Cash or Cash Equivalents, including non-cash consideration and payments in respect of deferred payment obligations when received in the form of Cash or Cash Equivalents, received by the Issuer or any of the Restricted Entities from such Asset Sale, net of, without duplication:

(1)                                 reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                 the Issuer’s good faith estimate of taxes paid or payable in respect of such Asset Sale after taking into account any reduction in Consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                 repayment of Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

(4)                                 appropriate amounts to be provided by the Issuer or any Restricted Entity, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Entity, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Acquired Indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means any Guarantee of the Issuer’s Obligations under the Notes and this Indenture provided by a Guarantor pursuant to this Indenture.

“Notes” means any Note authenticated and delivered under this Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes, this Indenture.

“Officer” means the Chairman of the Board of Directors, Chief Executive Officer, the Co-Presidents, the Chief Financial Officer, the Chief Investment Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Authorized Officers of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of or legal counsel for the Issuer (except as otherwise provided in this Indenture) and who shall be reasonably acceptable to the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Acquisition Indebtedness” means Indebtedness of the Issuer or any of the Restricted Entities to the extent such Indebtedness was (i) Indebtedness of a Subsidiary of the Issuer, or following the Proposed PTP Conversion, a Subsidiary of the Issuer or the PTP Parent, prior to the date on which such Subsidiary became a Restricted Entity, (ii) Indebtedness of a Person that is merged, consolidated or amalgamated into the Issuer or a Restricted Entity or (iii) assumed in connection with the acquisition of assets from a Person; provided, that on the date such Subsidiary became a Restricted Entity (in the case of clause (i)) or the date such Person was merged, consolidated or amalgamated into the Issuer or a Restricted Entity (in the case of clause (ii)) or such Indebtedness was assumed in connection with an asset acquisition (in the case of clause (iii)), as applicable, after giving pro forma effect thereto, (a) the Consolidated Net Worth of the Issuer and the Restricted Entity would be greater than the Consolidated Net Worth immediately prior to such transaction, (b) the Issuer, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.15(a) or (c) the Consolidated Fixed Charge Coverage Ratio of the Issuer would be equal to or better than the Consolidated Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

“Permitted Business” means the business or businesses conducted by the Issuer and its Subsidiaries as of the Issue Date and any business, services, or activities ancillary, complementary, incidental, related or similar thereto, or any business activity that is a reasonable extension, development or expansion thereof, including as a result of the Proposed PTP Conversion.

“Permitted CLO” means a CLO (a) the collateral manager of which is the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) with respect to which none of the Issuer, the PTP Parent or any of their respective Affiliates have the contractual or voting power to direct or cause the direction of the appointment of the members of, or to determine the policies of, such CLO’s Board of Directors (or equivalent body), and (c) in which none of the Issuer, the PTP Parent or any of their respective Affiliates have any economic interest other than (x) the collateral manager’s right to receive management fees and incentive-based revenues and (y) any Permitted CLO Investment therein; provided that the CLOs listed on Schedule A to this Indenture shall be deemed to be Permitted CLOs.

“Permitted CLO Investment” means an Investment in (1) up to 100% of the equity in a Permitted CLO; (2) a portion of some or all of the credit tranches of such Permitted CLO, or (3) a combination of the Investments permitted by clauses (1) and (2) of this paragraph; provided that such Investment does not exceed the sum of (x) the interest in such Permitted CLO held for purposes of compliance with the “risk retention” regulations in effect in any applicable jurisdiction in which interests in the debt or equity of such Permitted CLO is issued, marketed or sold, and (y) up to an additional 10% of the economic interest in such Permitted CLO, where such additional Investment is required in order to consummate the issuance of such Permitted CLO.

“Permitted Holder” means (1) DFR Holdings LLC, (2) any Affiliate of DFR Holdings LLC and (3) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons specified in clauses (1)  or (2) are members; provided, that no member of the “group” (other than the Persons specified in clauses (1) or (2)) shall, without giving effect to Rule 13d-5 of the Exchange Act, have Beneficial Ownership of 50% of more of the Voting Stock of the  Issuer.

“Permitted Investments” means:

(1)                                 Investments by the Issuer or any Restricted Entity in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Entity or constituting a merger or consolidation of such Person into the Issuer or with or into a Restricted Entity;

(2)                                 Investments by any Restricted Entity in the Issuer;

(3)                                 Investments in Cash or Cash Equivalents;

(4)                                 any Investment existing on the Issue Date and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date), other than pursuant to terms of such Investment existing on the Issue Date;

(5)                                 Investments received as a result of the bankruptcy or reorganization of any Person or a foreclosure, or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(6)                                 Investments made by the Issuer or the Restricted Entities as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under Section 4.10;

(7)                                 Investments in the form of Hedging Obligations permitted under Section 4.15(b)(4);

(8)                                 prepayments and credits or advances to customers or suppliers in the ordinary course of business;

(9)                                 Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Entity;

(10)                          receivables owing to the Issuer or any Restricted Entity if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(11)                          Investments in a Receivables Entity in connection with a Receivables Transaction; provided, that such Investment in any such Person is in the form of any equity interest or interests in receivables and related assets generated by the Issuer or any Restricted Entity and transferred to such Person in connection with a Receivables Transaction;

(12)                          Permitted CLO Investments;

(13)                          Permitted Seed Fund Investments;

(14)                          Investments in Manager Owned Affiliates;

(15)                          Permitted Proceeds Investments;

(16)                          Permitted Warehouse and Other Investments;

(17)                          Investments in Foreign Manager Owned Affiliates, to the extent such Investments are used, directly or indirectly, to make Permitted CLO Investments;

(18)                          guarantees (including Guarantees) of Indebtedness permitted under Section 4.15 and performance guarantees consistent with past practice, and the creation of liens on the assets of the Issuer or any of the Restricted Entities in compliance with Section 4.11;

(19)                          Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(20)                          loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

(21)                          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.13(b) (except transactions described in Section 4.13(b)(3) and (4));

(22)                          loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice; and

(23)                          lease, utility and other similar deposits in the ordinary course of business;

provided, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment and later reallocate all or any portion of any Investment to, one or more of the above clauses (1) through (23) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means any of the following:

(1)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other  Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent, being contested in good faith or which would not reasonably be expected to result in a material adverse effect;

(2)                                 Liens Incurred or pledges, deposits or security under workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in connection therewith, or to secure the performance of tenders, statutory obligations, stays, performance, indemnity, warranty, payment of rent, insurance arrangements, releases, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case, in the ordinary course of business or consistent with past practice;

(3)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(5)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or a Restricted Entity, including rights of offset and set off;

(6)                                 Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with Section 4.15 and that are secured by the same assets as secure such Hedging Obligations;

(7)                                 Liens existing on the Issue Date and Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously secured by a Permitted Lien (other than Permitted Liens Incurred pursuant to clause (14) below), provided, that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(8)                                 Liens securing Acquired Indebtedness Incurred in accordance with Section 4.15 not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

(a)                                 such Liens secured such Acquired Indebtedness at the time of and/or prior to the Incurrence of such Acquired Indebtedness by the Issuer or a Restricted Entity and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Issuer or a Restricted Entity, and

(b)                                 such Liens do not extend to or cover any property of the Issuer or any Restricted Entity other than the property that secured the Acquired Indebtedness prior to the time such

Indebtedness became Acquired Indebtedness of the Issuer or a Restricted Entity and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Issuer or a Restricted Entity;

(9)                                 purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition, construction, improvement or leasing of property of the Issuer or a Restricted Entity used in a Permitted Business; provided, that:

(a)                                 the related Purchase Money Indebtedness does not exceed the cost of such property and shall not be secured by any property of the Issuer or any Restricted Entity other than the property so acquired, constructed or improved, and

(b)                                 the Lien securing such Indebtedness will be created within 90 days of such acquisition, construction or improvement;

(10)                          any pledge or deposit of cash, government bonds or other property in conjunction with obtaining surety, appeal and performance bonds and letters of credit in the ordinary course of business;

(11)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(12)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and Incurred in the ordinary course of business securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Issuer and the Restricted Entities from fluctuations in the price of commodities;

(13)                          Liens on accounts receivable or related assets Incurred in connection with a Receivables Transaction;

(14)                          licenses of intellectual property granted in the ordinary course of business;

(15)                          Liens to secure a defeasance trust to the extent such defeasance is otherwise permitted pursuant to the terms of this Indenture;

(16)                          Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(17)                          minor survey exceptions, ground leases, encumbrances, easements, sewers, electric lines, telephone lines, rights of others, licenses, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property or title defects that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Issuer or the Restricted Entities) or materially impair their use in the operation of the business of the Issuer and the Restricted Entities;

(18)                          leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Entities;

(19)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer or any of the Restricted Entities in the ordinary course of business;

(20)                          judgment Liens not giving rise to an Event of Default;

(21)                          Liens on Capital Stock of an Unrestricted Entity;

(22)                          Liens in favor of the Issuer or any Restricted Entity;

(23)                          leases, licenses, subleases or sublicenses granted in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any Restricted Entity;

(24)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25)                          the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of the Restricted Entities or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(26)                          banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or securities intermediary; or

(27)                          other Liens to secure Indebtedness of the Issuer or any of the Restricted Entities incurred in the ordinary course of business, not to exceed $5.0 million at any one time outstanding.

“Permitted Proceeds Investment” means any Investment not in excess of the amount of the net proceeds of the Notes or the net proceeds of a Designated Capital Raise; provided that (i) such Investment is made in Permitted Warehouse and Other Investments and (ii) the principal amount of such Investments at no time exceeds the Maximum Note Proceeds Amount (in the case of an Investment of the Note Proceeds Amount) and/or the Maximum Designated Capital Raise Amount (in the case of an Investment of any Designated Capital Raise Amount) applicable on any date of determination.

“Permitted Seed Fund” means an entity or separate account managed by the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries into which the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries provides some or all of the assets and/or some or all of the funding used to acquire the assets to be managed thereunder in order to promote investment therein by parties unaffiliated with the Issuer, the PTP Parent or any of their respective Affiliates for purposes of generating management fees or other incentive-based revenue for the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries; provided, however, that such entity or separate account will no longer be a Permitted Seed Fund if at any time the value of the economic interest therein of the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries, taken as a whole, exclusive of the economic value of any incentive-based interests thereof that are not based on invested capital, exceeds (i) 75.0% of the total value of all such economic interests in such entity or separate account on any date following the first 12 months after the date of the initial investment by a third party therein, or (ii) 49.9% of the total value of all such economic interests in such entity or separate account on any date following the first 24 months after the date of the initial investment by a third party therein.

“Permitted Seed Fund Investment” means an Investment in an entity or a separate account which is a Permitted Seed Fund; provided that the aggregate amount thereof, taken together with all other Investments in Permitted Seed Funds in any calendar year, shall not exceed the Maximum Seed Fund Investment Amount as of the date of determination.

“Permitted Warehouse and Other Investments” means Investments in (i) credit funds managed by the Issuer, the PTP Parent and any of their respective direct or indirect subsidiaries, (ii) senior secured corporate loans, (iii) senior and subordinated corporate loans or bonds, (iv) interests in CLOs and collateralized debt obligations, and (v) Permitted Warehouse SPVs; provided that (x) the principal amount of such Investments in Permitted Warehouse and Other Investments shall not exceed, in the aggregate, the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination and (y) the portion of the principal amount of such Investments that are Investments in Permitted Warehouse SPVs shall not exceed, in the aggregate, 50.0% of the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination.

“Permitted Warehouse SPV” means a bankruptcy remote special purpose vehicle (a) the collateral manager of which is the Issuer, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) which, invests in a portfolio of investments suitable for a CLO at the time of investment and exists for the primary purpose of sale of the collateral assets it holds to one or more Permitted CLOs or merging into a Permitted CLO; (c) debt financing (including total return swaps) for which, if any, is provided by third parties not Affiliated with the Issuer and the recourse of such third parties for a default on such debt financing is limited to the assets of such vehicle, (d) which, should it acquire any assets from the Issuer or any Restricted Entity, shall be on terms no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer; provided that the Permitted Warehouse SPVs listed on Schedule B to this Indenture shall be deemed to be Permitted Warehouse SPVs; provided further that a Permitted Warehouse SPV shall only maintain its status as a Permitted Warehouse SPV until the third anniversary of the initial Investment by the Issuer or a Restricted Entity into such vehicle (such date, and any anniversary thereof, a “Warehouse Termination Date”),  unless, on the Warehouse Termination Date for such Permitted Warehouse SPV, the Issuer or, following the Proposed PTP Conversion, the PTP Parent, is able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.15(a), in which case the then applicable Warehouse Termination Date for such vehicle may, at the Issuer’s or the PTP Parent’s (as applicable) option, be extended (on an annual basis) for up to one year until the next annual Warehouse Termination Date therefor, on which date the Issuer or the PTP Parent (as applicable) shall be required to meet such Indebtedness test in order to further extend the Warehouse Termination Date up to an additional one year from the then-current Warehouse Termination Date for such vehicle.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Post-Petition Interest” means, with respect to any Indebtedness, all interest accrued or accruing on such Indebtedness after the commencement of any insolvency or liquidation proceeding of the issuer thereof (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any capital stock of such Person that has preferential rights with respect to dividends, distributions or redemptions or upon liquidation.

“Property” means any asset, revenue or other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Proposed PTP Conversion” means the reorganization plan pursuant to which, through a series of transactions, the Issuer will convert its top-level form of organization from a corporation to a limited liability company that would be taxed as a partnership for U.S. federal income tax purposes.

“PTP Parent” means CIFC LLC, a Delaware limited liability company which, after the completion of the Proposed PTP Conversion, will be the parent of the Issuer.

“PTP Parent Conversion” means the conversion of the PTP Parent from a Delaware limited liability company to a Delaware limited partnership.

“PTP Parent Subsidiary” means, following the Proposed PTP Conversion, any Subsidiary of the PTP Parent.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement, including related development costs, of any asset (other than Capital Stock); provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such asset or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“QIB” means a qualified institutional buyer, as defined in Rule 144A under the Securities Act.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Rating” means, as determined below:

(1)                                 if the Notes are rated and monitored by one Rating Agency, then the rating designated by such Rating Agency;

(2)                                 if the Notes are rated and monitored by two Rating Agencies, then the lower rating; and

(3)                                 if the Notes are rated and monitored by three or more Rating Agencies, then the second lowest rating.

“Rating Agencies” or “Rating Agency” means Moody’s, S&P or Fitch or any other nationally recognized statistical rating organization as recognized by the NAIC.  In the event that any of Moody’s, S&P or Fitch is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized United States securities rating agency or agencies, or the case may be, designated by the Issuer with notice to the Trustee.

“Receivables Entity” means a Person in which the Issuer or any Restricted Entity makes an Investment and:

(1)                                 to which the Issuer or any Restricted Entity transfers receivables and related assets in connection with a Receivables Transaction;

(2)                                 which engages in no activities other than in connection with the Receivables Transaction, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and any business or activities incidental or related to such business;

(3)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                 is guaranteed by the Issuer or any Restricted Entity (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)                                 is recourse to or obligates the Issuer or any Restricted Entity in any way other than pursuant to Standard Securitization Undertakings; or

(c)                                  subjects any property or asset of the Issuer or any Restricted Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(4)                                 with which neither the Issuer nor any Restricted Entity has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transaction) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Restricted Entity than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables; and

(5)                                 to which neither the Issuer nor any Restricted Entity has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction” means any securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by the Issuer or any of the Restricted Entities in the ordinary course of business pursuant to which the Issuer or any of the Restricted Entities may sell, convey or otherwise transfer to any Person (including a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Issuer or any of the Restricted Entities, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of a Receivables Transaction on any date of determination that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than a purchase.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Notes to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to issue any other Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Issuer or any Restricted Entity issued to Refinance any other Indebtedness of the Issuer or a Restricted Entity so long as:

(1)                                 the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium (including reasonable tender premiums) defeasance costs and fees  required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Issuer in connection with such Refinancing);

(2)                                 such new Indebtedness has:

(a)                                 a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b)                                 a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(3)                                 if the Indebtedness being Refinanced is:

(a)                                 Indebtedness of the Issuer, then such Refinancing Indebtedness will be Indebtedness of the Issuer or a Guarantor, or

(b)                                 Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate in right of payment to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means (i) the registration rights agreement the Issuer, the Guarantors as of Issue Date and the Initial Purchaser will enter into in which the Issuer and such Guarantors will agree to conduct an exchange offer with respect to the Notes and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering after the Issue Date, as such agreement(s) may be amended, modified or supplemented from time to time.

“Required Rating” means, with respect to the Notes, the lesser of (i) a Rating of “BB-” using the S&P ratings scale (or the equivalent Rating from another Rating Agency), and (ii) the Rating of the Notes immediately prior to the proposed Incurrence (including an issuance of the Notes).

“Resale Restriction Termination Date” means for any Restricted Global Note or Restricted Definitive Note (or beneficial interest there), one year from the Issue Date, or if any Additional Notes that are Restricted Global Notes or Restricted Definitive Notes have been issued before the Resale Restriction Termination Date for any Restricted Global Notes or Restricted Definitive Notes, from the latest such original issue date of such Additional Notes.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility or be part of the group that has such responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Rule 144A Legend.

“Restricted Entity” means any Restricted Subsidiary and, following the Proposed PTP Conversion, the PTP Parent.

“Restricted Global Note” means a Note in the form of a Global Note bearing the Rule 144A legend.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Issuer or, following the Proposed PTP Conversion, of the PTP Parent, which at the time of determination is not an Unrestricted Entity.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Legend” means the legend set forth in Section 2.6(e)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Issuer or a Restricted Entity of any property, whether owned by the Issuer or any Restricted Entity on the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Restricted Entity to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means the Notes and any other Indebtedness of the Issuer that ranks equal in right of payment with the Notes.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act (as in effect on the Issue Date).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Entity which the Issuer has determined in good faith are reasonably customary in securitization of receivables transactions.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or any premium or interest thereon, means the date on which the principal of such Note or such installment of principal or premium or interest is scheduled to be due and payable in the documentation governing such instrument, and will not include any dates on which contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof are performed.

“Subordinated Indebtedness” means (1) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (2) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)         any partnership, joint venture, limited liability company or similar entity of which  more than 50% of the capital accounts, distribution rights, total equity and voting interests, or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, special or limited partnership or otherwise, provided that, in all cases, Subsidiary shall not include any Investment Vehicle even if any such entity would be consolidated with the Issuer or, following the Proposed PTP Conversion, the PTP Parent, under GAAP.

“Subsidiary Guarantors” means each Subsidiary of the Issuer that is a Guarantor under the terms of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 30, 2020; provided that if the period from the Redemption Date to such date is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble hereto acting in such capacity until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“U.S.” means the United States of America.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date of this Indenture in the State of New York.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Rule 144A legend.

“Unrestricted Global Note” means a Note in the form of a Global Note that does not bear and is not required to bear the Rule 144A legend.

“Unrestricted Entity” means any Subsidiary of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, Designated as such pursuant to Section 4.8.  Any such Designation may be revoked by delivery of an Officers’ Certificate to the Trustee, subject to the provisions of such section.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (to the nearest one-twelfth) obtained by dividing:

(1)                                 the sum of the products obtained by multiplying:

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

(2)                                 the then outstanding aggregate principal amount of such Indebtedness.

“Wholly-Owned,” when used with reference to a Subsidiary of a Person, means a Subsidiary of which all of the outstanding Capital Stock (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) is owned by such Person and/or one or more wholly-owned Subsidiaries of such Person.

Section 1.2                                    Other Definitions.

Term	Defined in Section
“Act”	12.1

“Affiliate Transaction”	4.13

“Agent Members”	2.6

“Asset Sale Offer”	4.10

“Asset Sale Offer Amount”	4.10

“Asset Sale Offer Payment Date”	4.10

“base year”	1.1

“Cash Equivalents”	4.10

“Change of Control Offer”	4.14

“Change of Control Payment”	4.14

“Change of Control Payment Date”	4.14

“Covenant Defeasance”	8.3

“Covenant Suspension Event”	4.17

“Default Amount”	6.2

“Defeasance Trust”	8.4

“Designation”	4.8

“Designation Amount”	4.8

“Excess Proceeds”	4.10

“Event of Default”	6.1

“Guaranteed Obligations”	11.1

“Legal Defeasance”	8.2

“Non-Guarantor Entity”	4.19

“Non-Guarantor Limitation”	4.19

“Paying Agent”	2.3

“Permitted Indebtedness”	4.15

“Registrar”	2.3

“Reserve Account”	4.4

“Restricted Payment”	4.9

“Reversion Date”	4.17

“Revocation”	4.8

“Surviving Entity”	5.1

“Suspended Covenants”	4.17

“Suspension Period”	4.17

“Transfer Agent”	2.3

“Unrestricted Entity”	4.8

Section 1.3                                    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4                                    Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)                                   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(g)                                  “including” means including without limitation;

(h)                                 “will” shall be interpreted to express a command;

(i)                                     provisions apply to successive events and transactions; and

(j)                                    references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

Section 2.1                                    Form, Dating and Denominations.

(a)                                 General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. Each Note shall be dated the date of its authentication. The Notes shall be issuable in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $55,000,000. The Notes issued on the Issue Date will be in the aggregate principal amount of $40,000,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Holder of (and Holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

In addition, the Issuer may issue, in accordance with the provisions of this Indenture, Additional Notes issued by the Issuer in one transaction in an amount up to $15,000,000, as and forming a single series for all purposes with Notes issued on the Issue Date; provided that (i) the terms of the Additional Notes issued are identical to the terms of the Notes issued on the Issue Date pursuant to this Indenture, (ii) the Additional Notes are not sold for less than 100% of par value and (iii) an affirmation of each Rating Agency then rating and monitoring the Notes (which affirmation may be by email) has been received that the issuance of the Additional Notes would not result in the rating of the Notes being lower than the Required Rating.

With respect to any Additional Notes, the Issuer shall set forth in a (1) Board Resolution and (2)(i) an Officer’s Certificate and (ii) one or more indentures supplemental hereto, the following information:

(A)       the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B)       the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(C)       whether such Additional Notes shall be Restricted Definitive Notes or Restricted Global Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 13.4, an Opinion of Counsel as to due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Notes issued on the Issue Date and any Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Notes issued on the Issue Date and any Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and neither the Holders of the Notes issued on the Issue Date nor the Holders of any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)                                 Global Notes.

(1)                                 Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges and Interests in the Global Note” attached thereto. Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(2)                                 In connection with the issuance of any Global Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver one or more Global Notes that (i) initially shall represent the aggregate amount set forth in Section 2.1 (ii) shall be registered in the name of the Depositary or the nominee of the Depositary and (iii) shall be held by the Trustee as custodian for the Depositary or delivered to the Depositary pursuant to the Depositary’s instruction.

Section 2.2                                    Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by any of the Officers designated by its Board of Directors or any designee thereof according to the resolutions of the Issuer authorizing the transactions contemplated herein. Such signatures, in accordance with applicable laws and regulations, may be the manual or facsimile signatures of the present or any future Officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of a Note that has been duly authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee, upon a written order of the Issuer signed by an Officer of the Issuer, shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $40,000,000 and following the Issue Date will authenticate and deliver additional Notes that may be validly issued under this Indenture, including any Additional Notes and Exchange Notes. Such written order of the Issuer shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The Trustee may conclusively presume that any Notes in respect of which it is requested in any such written order to authenticate and deliver will be validly issued under this Indenture. The Issuer agrees that the aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more written orders, except as expressly provided in Section 2.7 hereof and provided that the Trustee shall have no obligation to determine compliance with this provision.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

Section 2.3                                    Registrar, Paying Agent and Transfer Agent.

The Issuer shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which may be the same office or agency. The Registrar(s) and the transfer agent (“Transfer Agent”) shall keep a register of the Notes and of their transfer and exchange and will make payments on and facilitate transfer of the Notes on behalf of the Issuer. At the option of the Issuer, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Trustee or the Paying Agent. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Issuer initially appoints the Trustee to act as the Registrar, Paying Agent and Transfer Agent and to act as Global Notes Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

Section 2.4                                    Ranking.

(a)                                 The Notes shall constitute direct, unconditional and unsubordinated obligations of the Issuer and the payment of the principal of, premium, if any, and interest on the Notes and any payment by any Guarantor under any Guarantee of the Notes will rank (i) equally in right of payment with all of the Issuer’s or the applicable Guarantor’s, as the case may be, other existing and future Indebtedness and other obligations of the Issuer or the applicable Guarantor, as the case may be, that are not by their terms expressly subordinated in right of payment to the Notes or the applicable Guarantee of the Notes, and (ii) senior in right of payment to all of the Issuer’s or the applicable Guarantor’s, as the case may be, existing and future subordinated Indebtedness, from time to time outstanding (other than the obligations preferred by statute or by operation of law).

(b)                                 The Notes will not be secured by any lien or special guarantee or by any means other than as set forth herein.

Section 2.5                                    Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.6                                    Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                 the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer fails to appoint a successor depositary within 90 days of such notice; or

(2)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes and a request for such exchange is made.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note (other than a Definitive Note) authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (d) hereof.

(b)                                 Book-Entry Provisions for Global Notes.

(1)                                 Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as Global Notes Custodian, or under the Global Note, and the Depositary will be treated by the issuer, the Trustee, Global Notes Custodian and any agent of the issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability to any Person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any Participant or Indirect Participant in such Depositary or between or among such Depositary, any Participant or Indirect Participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the issuer, the Trustee, Global Notes Custodian or any agent of the issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(2)                                 The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(3)                                 Each Global Note shall bear the Global Note Legend on the face thereof.

(4)                                 At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(c)                                  Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with a Registration Rights Agreement, the Issuer shall issue an Officers’ Certificate stating that a Registration Statement with respect to the Notes covered by such Registration Statement has been declared effective and deliver a written order to the Trustee in accordance with Section 2.2, and, upon receipt of such written order, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Issuer, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the related Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the Restricted Global Notes to be reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Restricted Global Notes or Restricted Definitive Notes so accepted the Unrestricted Global Notes or Unrestricted Definitive Notes issued and authenticated in accordance with the preceding sentence in the appropriate principal amount.

(d)                                 Special Transfer Provisions. Each Note issued pursuant to an exemption from registration under the Securities Act will constitute a Restricted Definitive Note or Restricted Global Note and be required to bear the Rule 144A Legend until the expiration of the Resale Restriction Termination Date therefor, unless and until such Restricted Definitive Note or Restricted Global Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act. The Registrar shall register the transfer of a Restricted Definitive Note or Restricted Global Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(e)                                  Legends. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Rule 144A Legend.  Upon the transfer, exchange or replacement of Notes bearing the Rule 144A Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

By its acceptance of any Note bearing the Rule 144A Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Rule 144A Legend and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Definitive Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary, but is not subject any procedure required by this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.6.

The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)                                 Rule 144A Legend.

(i)                                     Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE

REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH CIFC CORP. (“CIFC”) OR ANY “AFFILIATE” OF CIFC WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO CIFC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF CIFC PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO CIFC. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(2)                              Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)                                   Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)                                  General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a written order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee or any other Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6 and 9.5 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuer will be required:

(i)                                     to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of such selection;

(ii)                                  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes  (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes  shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(10)                          Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

Section 2.7                                    Replacement Notes.

(a)                                 The Issuer shall execute and deliver to the Trustee, Definitive Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b)                                 The Trustee is hereby authorized, in accordance with and subject to applicable law, exchange regulations any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Issuer that any Note was mutilated, defaced, destroyed, stolen or lost, together with such security or indemnity as each of the Trustee and the Issuer may require, to authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Note.

(c)                                  All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Notes surrendered for payment or exchange, in accordance with its security destruction policy; provided, however, that the Trustee shall not be required to destroy cancelled Notes.

(d)                                 Upon the issuance of any substitute Note, the Holder of such Note, if so requested by the Issuer, or the Trustee or any other Agent will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note.

(e)                                  All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Section 2.8                                    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it will be deemed outstanding only if the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, its Subsidiary or its Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9                                    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a written order in accordance with Section 2.2 hereof, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11                             Cancellation.

(a)                                       The Issuer at any time may deliver Notes to the Trustee for cancellation, which have been previously authenticated hereunder and which the Issuer may have acquired in any manner whatsoever. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all canceled Notes will be delivered to the Issuer, upon request by the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

(b)                                 The Issuer may at any time and from time to time purchase Notes in the secondary market or otherwise at any price and may resell or otherwise dispose of such Notes at any time. Any Notes so purchased by the Issuer may be surrendered promptly to the Trustee for cancellation. The Notes so purchased, while held by or on behalf of the Issuer or Affiliates thereof, shall not entitle the Holders to vote at any meeting of Holders of Notes and shall not be deemed to be outstanding for the purpose of calculating quorums at meetings of Holders of Notes. The Trustee and all Holders of Notes will be entitled to rely without further investigation on any such notification (or the lack thereof) in accordance with Section 12.4.

Section 2.12                             Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer shall be responsible for a reasonable charge and the expenses of the Trustee incurred in connection with making any payment under this Section 2.12. In the event no special record date is set for making any such payment, the Trustee may (but shall not be required to) make other arrangements for the making by the Issuer of any payment pursuant to this Section 2.12.

Section 2.13                             Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer the Issuer, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuer, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuer, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14                             CUSIP Numbers.

The Issuer in issuing the Notes may use a “CUSIP” number, and, if so, the Trustee shall use the “CUSIP” number in notices of redemption or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall notify the Trustee of any change to the “CUSIP” numbers.

Section 2.15                             Terms and Conditions of the Notes.

(a)                                 The Notes shall constitute a series of Notes having the title “8.50% Senior Notes due 2025”

(b)                                 The entire outstanding principal of the Notes shall be payable on October 30, 2025.

(c)                                  The rate at which the Notes shall bear interest shall be 8.50% per year.  The date from which interest shall accrue on the Notes shall be the most recent payment Date to which interest has been paid or provided for or, if no interest has been paid, from  November 2, 2015.  The Interest Payment Dates for the Notes shall be April 30 and October 30 of each year, beginning on April 30, 2016.  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.1                                    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.7, it shall furnish to the Trustee, at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, or if not then ascertainable, the manner of calculation thereof).

If the Registrar is not the Trustee, the Issuer shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2                                    Selection of Notes.

In the event that less than all of the Notes are to be redeemed at any time, DTC will select the Notes to be redeemed by lot in accordance with its applicable procedures in the case of Notes represented by the Global Note and otherwise on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to the redemption procedures of the applicable depositary.  No Notes of a principal amount of $1,000 or less may be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only so long as any principal amount of Notes remaining unredeemed is in an authorized denomination.

The Trustee shall promptly notify the Issuer in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.

Section 3.3                                    Notice of Optional Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 hereof, at least 10 days but not more than 60 days before the Redemption Date, the Issuer shall mail (or electronically transmit), a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part at such Holder’s registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article X hereof.

The notice shall identify the Notes or portions thereof to be redeemed (including the “CUSIP” number, if any) and shall state:

(a)                                 the Redemption Date;

(b)                                 the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)                                   that, unless the Issuer defaults in making the redemption payment, interest and any Additional Interest on the Notes called for redemption will cease to accrue on and after the Redemption Date;

(g)                                  the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense.

Section 3.4                                    Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued and unpaid Additional Interest, if any, and accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that, if the Redemption Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest shall be paid to the Person in whose name a Note is registered at the close of business on the record date, and no additional Interest shall be payable to Holders who surrendered Notes.

Section 3.5                                    Deposit of Redemption Price.

On or before 10:00 a.m. Eastern Time on each Redemption Date, the Issuer shall irrevocably deposit in immediately available funds with the Trustee or with the Paying Agent Money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date; provided, however, that to the extent any such Money is received by the Trustee or a Paying Agent from the Company after 10:00 a.m. Eastern Time, on the due date, such Money will be deemed deposited within one Business Day of receipt thereof. The Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.

On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent immediately available funds in satisfaction of the Redemption Price pursuant to this Indenture. Upon redemption of any Notes by the Issuer, such redeemed Notes will be cancelled.

Section 3.6                                    Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7                                    Optional Redemption.

Other than as set forth in the next succeeding paragraph, the Notes are not subject to redemption prior to maturity, and there is no sinking fund for the Notes.

Prior to October 30, 2020, the Issuer may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest to but not including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 30, 2020, the Issuer may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

In addition, until October 30, 2020,  the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 108.500% of the aggregate principal amount thereof (such percentage to be equal to 100% plus the annual coupon on the Notes), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the original aggregate principal amount of Notes issued under this Indenture and the original principal amount of any additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8                                    Mandatory Redemption.

Except as set forth under Section 4.10 and 4.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

Section 4.1                                    Payment of Notes.

The Issuer shall promptly pay or cause to be paid the principal or the Redemption Price of, and interest and Additional Interest, if any, on, the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture. Principal or the Redemption Price and interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture no later than 10:00 a.m. money sufficient to pay all principal or Redemption Price and interest and Additional Interest, if any, then due; provided, however, that to the extent any such Money is received by the Trustee or a Paying Agent from the Company after 10:00 a.m. Eastern Time, on the due date, such  money will be deemed deposited within one Business Day of receipt thereof.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, of no interest has been paid, from and including the Issue Date to but excluding the date of payment. The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal or the Redemption Price at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.2                                    Maintenance of Office or Agency.

The Issuer will maintain an office or agency in accordance with Section 2.3.

Section 4.3                                    Money for Note Payments To Be Held in Trust.

The Issuer will, on or before each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act. The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.3, that such Paying Agent will:

(a)                                 hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b)                                 give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

(c)                                  at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)                                 acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon receipt of an Issuer request therefor, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. If the Issuer is acting as Paying Agent, upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 4.4                                    Funding into Reserve Account upon a Key Person Trigger Event.

Upon the occurrence of a Key Person Trigger Event, the Issuer or, following the Proposed PTP Conversion, the PTP Parent and/or the Issuer, shall deposit on each date that is five Business Days after the last date for delivery of quarterly or annual financial statements (as applicable) by the Issuer or, following the Proposed PTP Conversion, the PTP Parent, an amount equal to fifty percent (50%) of Excess ENI Cash Flow for the quarterly period covered by such financial statements into a segregated account maintained by the Trustee exclusively for such purposes (the “Reserve Account”). If, for two consecutive fiscal quarters after the Issuer or, following the Proposed PTP Conversion, the PTP Parent, has commenced making such deposits, the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, is equal to or less than 2.5 to 1.0 (reducing Consolidated Indebtedness by all amounts credited to the Reserve Account for purposes of determining Consolidated Total Senior Indebtedness), then the obligation to deposit such amounts into the Reserve Account shall cease and the Issuer or, following the Proposed PTP Conversion, the PTP Parent, may request the Trustee to retransfer to it (and the Trustee shall cause to be retransferred as promptly as practicable after receipt of any documents required under this Indenture) amounts on deposit in the Reserve Account; provided, that such withdrawal does not result in a Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio in excess of 2.5 to 1.0 after giving effect to such withdrawal. Any amounts in the Reserve Account not previously withdrawn in accordance with the prior sentence shall be applied in satisfaction of the outstanding principal, premium, if any or interest due (in the order provided for in this Indenture) on the notes on the first to occur of (i) the Maturity Date, whether by acceleration or otherwise and (ii) the date of any required repurchase by the Issuer of the Notes following a Change in Control Triggering Event.  Notwithstanding the foregoing, the Issuer may instruct the Trustee to apply amounts in the Reserve Account to an optional redemption of the Notes; provided, that the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, does not exceed 2.5 to 1.0 after giving effect to such optional redemption.

Section 4.5                                    Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year ends December 31), a written statement, which need not comply with Section 13.4, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.5, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

If an Event of Default has occurred and is continuing, promptly following written notice or actual knowledge thereof, the Issuer shall deliver to the Trustee an Officers’ Certificate setting forth the details of such Event of Default and the Trustee on behalf of the Issuer shall notify the Holder in writing.

Section 4.6                                    [Reserved].

Section 4.7                                    Limitation on Guarantees.

The Issuer and, following the Proposed PTP Conversion, the PTP Parent will not permit any Restricted Entity under their respective control (other than a Guarantor in respect of a Guarantee of the Notes) to Guarantee any Indebtedness of the Issuer or any Guarantor or to secure any Indebtedness of the Issuer or any Guarantor with a Lien on the assets of such Restricted Entity (other than Permitted Liens), unless contemporaneously therewith (or prior thereto) such Restricted Entity executes and delivers a supplemental indenture to this Indenture providing a Guarantee of the Notes by such Restricted Entity; provided that no Restricted Entity will be required to Guarantee the Notes to the extent it is prohibited by law from doing so.  Any Guarantee by any such Restricted Entity of Subordinated Indebtedness of the Issuer or any Guarantor will be subordinated and junior in right of payment to the contemporaneous Guarantee of the Notes by such Restricted Entity.

Section 4.8                                    Limitation on Designation of Unrestricted Entities.

(a)                                 The Issuer may designate on or after the Issue Date any direct or indirect Subsidiary of the Issuer, and following the Proposed PTP Conversion, the PTP Parent may designate any direct or indirect PTP Parent Subsidiary (other than the Issuer) as an “Unrestricted Entity” (a “Designation”) only if:

(1)                                 no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation;

(2)                                 at the time of and after giving effect to such Designation, the Issuer or the PTP Parent, as applicable, could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.15(a); and

(3)                                 the Issuer would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant Section 4.9(a) or as a Permitted Investment in an amount (the “Designation Amount”) equal to the amount of the Issuer’s or, following the Proposed PTP Conversion, the PTP Parent’s or the Issuer’s Investment, as applicable, in such Subsidiary or Restricted Entity on such date (whether made directly or through another Subsidiary thereof).

(b)                                 Neither the Issuer nor any Restricted Entity will at any time:

(1)                                 provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Entity) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Entity (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)                                 be directly or indirectly liable for any Indebtedness of any Unrestricted Entity; or

(3)                                 be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Entity, except, in each case, for any non-recourse Guarantee given solely to support the pledge by the Issuer or any Restricted Entity of the Capital Stock of such Unrestricted Entity.

(c)                                  The Issuer may revoke any Designation of a direct or indirect Subsidiary of the Issuer or, following the Proposed PTP Conversion, the PTP Parent may revoke any Designation of any direct or indirect PTP Parent Subsidiary as an Unrestricted Entity (a “Revocation”) only if:

(1)                                 no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)                                 all Liens and Indebtedness of such Unrestricted Entity outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(d)                                 The Designation of a direct or indirect Subsidiary of the Issuer or, following the Proposed PTP Conversion, of the PTP Parent, as an Unrestricted Entity shall be deemed to include the Designation of all of the direct and indirect Subsidiaries of such Subsidiary. The Issuer will be required to promptly notify the Trustee in writing of all such Designations and Revocations and all Designations and Revocations must comply with the preceding provisions.

(e)                                  Notwithstanding anything herein to the contrary, the Issuer and, following the Proposed PTP Conversion, the PTP Parent may not designate any direct or indirect Subsidiary of the PTP Parent as an “Unrestricted Entity” under this Indenture, if at the time of such proposed designation, the Non-Guarantor Limitation would prohibit the Issuer or the PTP Parent, as applicable, from designating such Subsidiary as a Non-

Guarantor; provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates.

Section 4.9                                    Limitation on Restricted Payments.

(a)                                 The Issuer and, following the Proposed PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under the Issuer’s control to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(1)                                 declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Issuer or any Restricted Entity to holders of such Capital Stock, other than:

(i)                                     dividends or distributions payable in Qualified Capital Stock of (i) prior to the Proposed PTP Conversion, the Issuer and (ii) following the Proposed PTP Conversion, the PTP Parent,

(ii)                                  dividends or distributions payable to the Issuer and/or a Restricted Entity, or

(iii)                               in the case of a Restricted Entity that is not wholly-owned, dividends, distributions or returns of capital made on a pro rata basis to the Issuer and the Restricted Entities, on the one hand, and the other holders of Capital Stock of a Restricted Entity, on the other hand (or on a less than pro rata basis to any other holder);

(2)                                 purchase, redeem or otherwise acquire or retire for value:

(i)                                     any Capital Stock of (i) prior to the Proposed PTP Conversion, the Issuer and (ii) following the Proposed PTP Conversion, the PTP Parent (other than, in all cases, purchases, redemptions, acquisitions or retirements made with Qualified Capital Stock of the Issuer or the PTP Parent, as applicable), or

(ii)                                  any Capital Stock of any Restricted Entity that is held by an Affiliate of the Issuer, except for:

(A)                               Capital Stock held by the Issuer or a Restricted Entity, or

(B)                               purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Issuer and/or any Restricted Entities, on the one hand, and other holders of Capital Stock of a Restricted Entity, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Entity;

(3)                                 make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than (i) any inter-company Indebtedness between or among the Issuer and or any Restricted Entity or (ii) the principal payment on or the purchase, repurchase, redemption, defeasance, retirement or other acquisition for value of Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, retirement or other acquisition), or

(4)                                 make any Investment (other than Permitted Investments); provided, however, that any Permitted Investments otherwise permitted under item (17) of the definition thereof made in a Foreign Manager Owned Affiliate shall not be a “Permitted Investment” for purposes hereof if the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, at the time of such Investment, is greater than 2.50 to 1.0;

if at the time of the Restricted Payment, immediately after giving effect thereto:

(I)                                   a Default or an Event of Default shall have occurred and be continuing;

(II)                              the Issuer or, following the Proposed PTP Conversion, the PTP Parent is not able to Incur at least $1.00 of additional Indebtedness pursuant Section 4.15(a); or

(III)                         the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property as reasonably determined in good faith by the Issuer) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof shall exceed the sum of:

(A)                                                       with respect to the period, treated as one accounting period beginning on January 1, 2015 to the end of the most recent fiscal quarter for which consolidated financial information of (i) prior to the Proposed PTP Conversion, the Issuer and, (ii) following the Proposed PTP Conversion, the PTP Parent, is available:

(x) if the cumulative Adjusted Consolidated ENI of the Issuer and/or the PTP Parent, as applicable, and without duplication, for such period is a positive amount, 50% of such cumulative Adjusted Consolidated ENI, or

(y) if the cumulative Adjusted Consolidated ENI of the Issuer and/or the PTP Parent, as applicable, and without duplication, for such period is a negative amount, minus 100% such amount; plus

(B)                                                       Following the Proposed PTP Conversion, with respect to any period during which the equityholders of the PTP Parent are responsible for the payment of U.S. federal, state and/or local income taxes (as the term income taxes is determined in accordance with GAAP) with respect to their pro rata share of the PTP Parent’s taxable income (as determined for U.S. tax purposes), for the primary purpose of offsetting the Issuer’s good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates), up to an additional 25% of cumulative Adjusted Consolidated ENI of the PTP Parent for such period, but only to the extent that the Consolidated Fixed Charge Coverage Ratio of the PTP Parent for the most recently completed fiscal quarter of the PTP Parent is at least 2.5 to 1.0; plus

(C)                                                       100% of the aggregate net cash proceeds, Cash Equivalents or Fair Market Value of other property, received by (1) prior to the Proposed PTP Conversion, the Issuer and, (2) following the Proposed PTP Conversion, the PTP Parent, from any Person from any:

(i)                                                             contribution on or subsequent to the Issue Date to the equity capital of the Issuer or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock;

(ii)                                                          issuance and sale (or, in the case of property, exchange) on or subsequent to the Issue Date of Qualified Capital Stock of the Issuer or the PTP Parent, as applicable; or

(iii)                                                       issuance and sale on or subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Entity, at such time as it was a Restricted Entity) of any Indebtedness of the Issuer or any Restricted Entity that has been converted into or exchanged for Qualified Capital Stock of the Issuer or, following the Proposed PTP Conversion, the PTP Parent,

excluding, in each case, any such net cash proceeds:

(x)                                 received from a Restricted Entity of the Issuer or, following the Proposed PTP Conversion, the Issuer or a Restricted Entity; or

(y)                                 applied in accordance with Section 4.9(b)(2) or 4.9(b)(3); plus

(D)                                                       any Investment Return; plus

(E)                                                        100% of any dividend or distributions received by the Issuer or any Restricted Entity from any Unrestricted Entity, to the extent such amounts were not otherwise included in Adjusted Consolidated ENI of the Issuer or the PTP Parent, as applicable;

(b)                                 Notwithstanding Section 4.9(a), this Section 4.9 does not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption of Subordinated Indebtedness within 60 days after the date of declaration of such dividend or distribution or giving of the redemption notice, as the case may be, if the dividend, distribution or redemption would have been permitted on the date of declaration or notice pursuant to Section 4.9(a);

(2)                                 if no Default or Event of Default has occurred and is continuing, the making of any Restricted Payment through the application of the net cash proceeds received by the Issuer or, following the Proposed PTP Conversion, the PTP Parent, from a substantially concurrent sale of Qualified Capital Stock of the Issuer or the PTP Parent, as applicable, or a contribution to the equity capital of the Issuer or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Entity; provided that the value of any such Qualified Capital Stock used or the net proceeds of which are used to make a Restricted Payment pursuant to this clause (2) shall be excluded from Section 4.9(a)(III)(C) (and were not included therein at any time);

(3)                                 if no Default or Event of Default has occurred and is continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

(i)                                     solely through the use of, or through the application of net cash proceeds of a substantially concurrent sale, other than a sale to a Restricted Entity, of Qualified Capital Stock of the Issuer, or following the Proposed PTP Conversion, the PTP Parent;

(ii)                                  solely through the use of Indebtedness permitted under Section 4.15(a); or

(iii)                               from Net Cash Proceeds from Asset Sales remaining after the application thereof as required by the covenant described under Section 4.10 (including after making an Asset Sale Offer pursuant to Section 4.10 and the application of the entire Asset Sale Offer Amount to purchase all Notes tendered pursuant to such Asset Sale Offer).

provided that the value of any Qualified Capital Stock issued to prepay, purchase, defease, redeem or otherwise acquire or retire any Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 4.9(a)(III)(C) (and were not included therein at any time);

(4)                                 repurchases, retirements or other acquisitions by the Issuer or, following the Proposed PTP Conversion, the PTP Parent, of Capital Stock (other than Disqualified Capital Stock) of the Issuer or the PTP Parent, as applicable, from any current, future or former employees, officers, directors or consultants of the Issuer or a Restricted Entity (or, in the case of the death or disability of any of the foregoing, their respective authorized representatives), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the amount of any such repurchases, retirements or other acquisitions shall not exceed $5.0 million in any fiscal year plus cash proceeds from any sale of Capital Stock (other than Disqualified Capital Stock) of the Issuer or, following the Proposed PTP Conversion, the PTP Parent, to members of management, employees, officers, directors or consultants of the Issuer or any Restricted Entity  that occurs after the Issue Date, to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments pursuant to Section 4.9(b)(3);

(5)                                 the repurchase of Capital Stock deemed to occur upon the exercise or vesting of stock options, warrants or phantom stock (or, following the Proposed PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent’s equity), in each case, to the extent such Capital Stock (i) represents all or a portion of the exercise price of those stock options, warrants or phantom stock (or following the Proposed PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent’s equity) or (ii) are surrendered in connection with satisfying any federal or state tax obligation incurred in connection with such exercise or vesting;

(6)                                 the declaration and payment of dividends or distributions to holders of Disqualified Capital Stock of the Issuer or any Restricted Entity issued in accordance with Section 4.15;

(7)                                 cash payments in lieu of the issuance of fractional shares (i) in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer or, following the Proposed PTP Conversion, the PTP Parent and (ii) arising out of stock dividends, splits, combinations or business combinations;

(8)                                 redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Issuer or any Guarantor pursuant to and in accordance with the “change of control” covenant set forth in the indenture or other agreement pursuant to which such Subordinated Indebtedness is issued and such “change of control” covenant is substantially similar to Section 4.14; provided that the Issuer (or another Person) has repurchased all Notes required to be repurchased by the Issuer under Section 4.14 prior to the purchase, redemption or other acquisition or retirement for value of such Subordinated Indebtedness pursuant to the applicable “change of control” covenant;

(9)                                 any payments made to employees, directors or officers pursuant to any profit sharing plan, or similar arrangements, of the Issuer or any Restricted Entity, established in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such profit sharing plan, or similar arrangement is established;

(10)                          payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the Issuer’s or, following the Proposed PTP Conversion, the PTP Parent’s property or assets that complies with this Indenture, provided that as a result of such merger, consolidation or transfer of all or substantially all of the Issuer’s or PTP Parent’s, as applicable, property or assets, the Issuer shall have made a Change of Control Offer or Asset Sale Offer and all Notes tendered by Holders in connection therewith shall have been repurchased, redeemed or acquired in accordance with this Indenture;

(11)                          fees paid to DFR Holdings LLC in an amount up to $2.0 million per annum;

(12)                          the acquisition, in open market purchases or otherwise of  the Issuer’s or, following the Proposed PTP Conversion, the PTP Parent’s, Capital Stock (other than Disqualified Capital Stock) in an aggregate amount not to exceed $5.5 million, plus an amount in any fiscal year that does not exceed $2.0 million; provided that up to $1.0 million of such annual excess amount that is not utilized by the Issuer or the PTP Parent, as applicable, to acquire Capital Stock of the Issuer or the PTP Parent, as applicable, in any fiscal year may be carried forward to the immediately succeeding year; and

(13)                          other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (13) not to exceed the Maximum Other Restricted Payment Amount, as of the date of determination.

(c)                                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (III) above, amounts expended pursuant to Section 4.9(b)(1) (without duplication for the declaration of the relevant dividend), Section 4.9(b)(6) and Section 4.9(b)(8) shall be included in such calculation and amounts expended pursuant to Sections 4.9(b)(2), (3), (4) (5), (7) and (9) through (13) shall not be included in such calculation.

(d)                                 In the event that any Restricted Payment or other payment, purchase, defeasance, redemption, retirement or other acquisition described in this Section 4.9 meets the criteria of more than one of the types of Restricted Payments or other payments, purchase, defeasances, redemptions, retirements or other acquisitions described in this Section 4.9 (including any subclause hereof), the Issuer, in its sole discretion, will be permitted to classify such item on the date of payment, and will only be required to include the amount and type of such item in one of such clauses (or subclauses) although the Issuer may divide and classify an item in one or more of the clauses (or subclauses) and may later re-divide or reclassify all or a portion of such item in any manner that complies with this Section 4.9.

Section 4.10                             Limitation on Asset Sales and Sales of Subsidiary Stock.

(a)                                 The Issuer, and following the Proposed PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, consummate an Asset Sale unless:

(1)                                 the Issuer or the applicable Restricted Entity, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received by the Issuer or the Restricted Entity, as the case may be, in the Asset Sale shall be in the form of Cash or Cash Equivalents received at the time of such Asset Sale; provided, that for the purposes of this Section 4.10, the following will be deemed to be “Cash Equivalents”:

(i)                                     Cash Equivalents;

(ii)                                  the assumption by the payor of the consideration of any liabilities that are included on the balance sheet (other than Subordinated Indebtedness) of the Issuer or any Restricted Entity and the release of the Issuer or such Restricted Entity from all liability in connection therewith;

(iii)                               any securities, notes or other obligations or assets received by the Issuer or any Restricted Entity from the payor of the consideration that are converted by the Issuer or such Restricted Entity into Cash or Cash Equivalents within 180 days of the receipt thereof (subject to ordinary settlement periods) to the extent of Cash or Cash Equivalents received in that conversion;

(iv)                              the Fair Market Value of (i) any Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Entity or (ii) assets to be used (or intended to be used) by the Issuer or any Restricted Entity in a Permitted Business; and

(v)                                 any Designated Non-cash Consideration received by the Issuer or any of the Restricted Entities in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (v) that is at that time outstanding, not to exceed $25.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value).

(b)                                 The Issuer or any Restricted Entity, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

(1)                                 repay any Senior Indebtedness of the Issuer or any Guarantor;

(2)                                 make capital expenditures in a Permitted Business;

(3)                                 an Investment in (i) assets (except for current assets as determined in accordance with GAAP or Capital Stock) to be used by or useful to (or intended to be used by or useful to) by the Issuer or any Restricted Entity in a Permitted Business, or (ii) all or substantially all of the assets, or Capital Stock, of a Person engaged in, used in or useful to, a Permitted Business that will become, or the assets of which will be contributed to, upon purchase, a Restricted Entity;

(4)                                 an Investment in assets (except for current assets as determined in accordance with GAAP or Capital Stock) or properties that replace the assets that are the subject of the corresponding Asset Sale;

(5)                                 enter into a binding commitment with a Person, other than the Issuer and the Restricted Entities, to apply such Net Cash Proceeds pursuant to Section 4.10(b)(2), (3) or (4), provided, that such binding commitment shall be subject only to customary conditions and the applicable purchase shall be consummated within 180 days following the expiration of the aforementioned 365-day period;

(6)                                 permanently reduce secured Indebtedness under one or more Credit Facilities; and/or

(7)                                 to make any Permitted Investments permitted by clauses (12), (13), (14), (15) and (16) of the definition hereof.

(c)                                  (1)                                 To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of the Asset Sale as described in Section 4.10(b)(1) through (7) (or, with respect to Section 4.10(b)(5), such later date as permitted thereunder), such amount shall constitute “Excess Proceeds.”

(2)                                 When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will make an offer to all Holders of the Notes to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the Outstanding principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Issuer will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Issuer’s option, on a pro rata basis with the holders of any other Senior Indebtedness or pari passu Indebtedness with similar provisions requiring the Issuer to offer to purchase the other Senior Indebtedness or pari passu Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness or pari passu Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Issuer may satisfy its obligations under this Section 4.10 with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant period for the application of such Net Cash Proceeds set forth above. Pending application in accordance with this Section 4.10, Net Cash Proceeds may be invested in Cash Equivalents.

(3)                                 Each notice of an Asset Sale Offer shall be delivered in accordance with this Indenture to the record Holders as shown on the register of Holders within 20 days following such 365th day (or any later date pursuant to Section 4.10(b)(5)), with a copy to the Trustee offering to purchase the Notes as described above.  Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of notice, other than as may be required by law (the “Asset Sale Offer Payment Date”).  Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in amounts of $1,000 and in integral multiples of $1,000 in excess thereof for Cash. Holders electing to tender their Notes shall deliver a notice of election in writing to the Issuer in accordance with this Indenture at least 10 days before the Asset Sale Offer Payment Date.

(d)                                 On the Business Day prior to the Asset Sale Offer Payment Date, the Issuer will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered. On the Asset Sale Offer Payment Date, the Issuer shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; and

(2)                                 deliver or cause to be delivered to the Trustee an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

To the extent Holders of Notes and holders of other Senior Indebtedness or pari passu Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness or pari passu Indebtedness in an aggregate amount exceeding the amount of Excess Proceeds, the Issuer shall purchase the Notes, the other Senior Indebtedness or pari passu Indebtedness, if any, on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

(e)                                  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Issuer shall comply with such laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by doing so.

(f)                                   Upon completion of an Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Issuer and/or its Restricted Entities may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

Section 4.11                             Limitation on Liens.

(a)                                 The Issuer and, following the Proposed PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Entity, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)                                 in the case of Liens securing Subordinated Indebtedness of the Issuer, the Notes are secured by a Lien on such property, assets or proceeds of the Issuer;

(2)                                 in the case of Liens securing Subordinated Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured by a Lien on such property, assets or proceeds of such Guarantor;

(3)                                 in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of the Issuer, the Notes are equally and ratably secured by a Lien on such property, assets or proceeds of the Issuer; and

(4)                                 in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of any Guarantor, the Guarantee of such Guarantor is equally and ratably secured by a Lien on such property, assets or proceeds of such Guarantor.

The foregoing shall not apply to:

(i)            Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(ii)           Liens securing all of the Notes and the related Guarantees and all of the Notes issued in exchange therefor pursuant to any Registration Rights Agreement (including Notes issued in exchange for additional Notes) and secured by a Lien (in each case in accordance with the terms of this Indenture) and any related Guarantees;

(iii)          Liens securing Indebtedness permitted to be incurred pursuant to clauses (1), (2), (3), (4), and (11) of the definition of “Permitted Indebtedness” and Liens securing any Refinancing Indebtedness permitted to be incurred pursuant to clause (8) of such definition provided that the Indebtedness being so Refinanced was permitted to be secured Indebtedness under this Indenture; or

(iv)          Permitted Liens.

(b)           Any Lien created for the benefit of the Holders pursuant to Section 4.11 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the relevant Liens described in Section 4.11(a)(1), (2), (3) and (4).

Section 4.12                             Maintenance of Company Existence.

The Issuer and, following the Proposed PTP Conversion, the PTP Parent shall, and shall each cause any Restricted Entity under their respective control to, (a) maintain in effect its existence and all registrations necessary therefor (except to the extent permitted under Section 5.1), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business, and (c) keep all its property used or useful in the conduct of its business in good working order and condition except where the failure to so comply would not have a material adverse effect on the Issuer’s and the Restricted Entities’ business, assets, operations or financial condition taken as a whole; provided that this provision shall not require the Issuer or the PTP Parent, as applicable, to maintain any such right, privilege, title to property or franchises or to preserve the corporate existence of any Restricted Entity, if such Restricted Entity determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business; and further provided that, for the avoidance of doubt, this provision shall not prevent (1) the Issuer from undertaking the Proposed PTP Conversion or (2) the PTP Parent from effecting the PTP Parent Conversion.

Section 4.13                             Limitation on Transactions with Affiliates.

(a)                                 The Issuer, and following the Proposed PTP Conversion, the PTP Parent, each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, including for the avoidance of doubt, any Investment Vehicle that is an Affiliate of the Issuer or, following the Proposed PTP Conversion, the PTP Parent (each an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless:

(1)                                 the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer;

(2)                                 in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10.0 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Issuer, the approval to be evidenced by an Officers’ Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(3)                                 in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $20.0 million, (i) the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Issuer, the approval to be evidenced by an Officers’ Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions and (ii) the Issuer will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Issuer and the relevant Restricted Entity (if any) from a financial point of view from an Independent Financial Advisor and deliver the same to the Trustee.

(b)                                 Section 4.13(a) will not apply to:

(1)                                 Affiliate Transactions with or among the Issuer and any Restricted Entity or between or among Restricted Entities;

(2)                                 reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Issuer or any Restricted Entity as determined in good faith by the Issuer;

(3)                                 Affiliate Transactions (i) in existence on the Issue Date and (ii) in existence immediately following and as a result of the completion of the Proposed PTP Conversion, or necessary or advisable to complete the Proposed PTP Conversion, in each case, as the Issuer has determined in good faith would not result in a material adverse effect to the interests of the Holders, or any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Issuer and its Restricted Entities or the Holders, taken as a whole, than the original agreement as in effect on the Issue Date);

(4)                                 any Restricted Payments made in compliance with Section 4.9 or any Permitted Investment;

(5)                                 loans and advances to officers, directors and employees of the Issuer or any Restricted Entity customary in the industry in which the Issuer operates and related to the business activities of the Issuer and the Restricted Entities;

(6)                                 any employment agreement or arrangement, profit sharing, employee benefit plan, officer or director indemnification agreement, issuance or grant of securities or stock options, consulting agreement or arrangement, restrictive covenant agreement, incentive compensation plan, expense reimbursement arrangement or any similar arrangement entered into by the Issuer or any of the Restricted Entities in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(7)                                 any transaction permitted by Section 5.1;

(8)                                 transactions between the Issuer or any Restricted Subsidiary or, following the Proposed PTP Conversion, between the PTP Parent or any other Restricted Entity, on the one hand, and any Investment Vehicle managed or advised by the Issuer or any of the Restricted Entities, on the other hand, in each case so long as such transactions are (x) in the ordinary course of business for the Issuer, the PTP Parent, any Restricted Subsidiary or any Restricted Entity, as the case may be, including collateral management agreements and fee and expense arrangements, (y) on commercial terms generally consistent with industry standards for transactions with investment vehicles of similar types, including concessions to improve the marketability of such Investment Vehicle, and (z) on commercial terms that, in each case, the Issuer has determined in good faith would not  result in a material adverse effect to the interests of the Holders; and

(9)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer or the Restricted Entities (as applicable), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in the good faith judgment of the Issuer.

Section 4.14                             Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Issuer purchase all or a portion (in principal amounts of $1,000 and multiples of $1,000 in excess thereof) of the Holder’s Notes at a purchase price equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Payment”). Notwithstanding the occurrence of a Change of Control Triggering Event, the Issuer will not be obligated to repurchase the Notes under this section if it has exercised its rights to redeem all the Notes under Section 3.7.

Holders will not be entitled to require the Issuer to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control Triggering Event.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer must notify the Trustee in accordance with this Indenture (who shall forward to each Holder), offering to purchase the Notes as described above (a “Change of Control Offer”).  The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date of notice, other than as may be required by law (the “Change of Control Payment Date”).

On the Business Day prior to the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered.  On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(2)                                 deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, adjustments to the amount and beneficial interests to the Global Note will be made, or should the Notes be Definitive Notes, a new Note in a principal amount equal to a portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.3 of this Indenture and the Notes are redeemed in full in accordance therewith within 60 days of such notice, unless and until there is a default in payment of the applicable Redemption Price.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will be cancelled and cannot be reissued.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept and do not withdraw their acceptance of a Change of Control Offer and the Issuer or a third party purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the Change of Control payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Issuer and, following the Proposed PTP Conversion, the PTP Parent, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control Offer.

To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control Triggering Event” provisions of this Indenture, the Issuer and, following the Proposed PTP Conversion, the PTP Parent, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

Section 4.15                             Limitation on the Incurrence of Additional Indebtedness.

(a)                                 The Issuer and, following the Proposed PTP Conversion, the PTP Parent, each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Issuer or any Restricted Entity may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Issuer or, following the Proposed PTP Conversion of the PTP Parent, is greater than 2.5 to 1.0.

(b)                                 Notwithstanding Section 4.15(a), the Issuer and the Restricted Subsidiaries or, following the Proposed PTP Conversion, the PTP Parent and the Restricted Entities, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(1)                                 the Notes and the Guarantees, excluding any additional notes, but including any Notes (and any related Guarantees) issued pursuant to any Registration Rights Agreement in exchange for the Notes;

(2)                                 the incurrence of Indebtedness under Credit Facilities (which, for the avoidance of doubt, may be either secured or unsecured) by the Issuer or any of the Restricted Entities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $10.0 million outstanding at any one time, less any permanent payments actually made by the borrower thereunder following the Issue Date in respect of Indebtedness thereunder with Net Cash Proceeds from an Asset Sale;

(3)                                 Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the Issue Date;

(4)                                 Hedging Obligations entered into by the Issuer and the Restricted Entities in the ordinary course of business (including interest rate hedges against other Indebtedness of the Issuer and the Restricted Entities) and not for speculative purposes;

(5)                                 intercompany Indebtedness between the Issuer and any Restricted Entity or between any Restricted Entities; provided, that:

(i)                                     if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture in the case of the Issuer, or such Guarantor’s Guarantee, in the case of any Guarantor, and

(ii)                                  in the event that at any time any such Indebtedness ceases to be held by the Issuer or a Restricted Entity, such Indebtedness shall be deemed to be Incurred and not permitted by this Section 4.15(b)(5) at the time such event occurs;

(6)                                 Indebtedness of the Issuer or any of the Restricted Entities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of Incurrence;

(7)                                 Indebtedness of the Issuer or any of the Restricted Entities represented by bid, surety or performance bonds or letters of credit for the account of the Issuer or any Restricted Entity, as the case may be, issued in the ordinary course of business and not for financing purposes, and reimbursement obligations in respect thereof;

(8)                                 Refinancing Indebtedness in respect of:

(i)                                     Indebtedness (other than Indebtedness owed to the Issuer or a Restricted Entity) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1) above), or

(ii)                                  Indebtedness Incurred pursuant to clauses (2), (3) and (4) of this Section 4.15, this clause (8) and clauses (10) and (11) of this Section 4.15;

(9)                                 Indebtedness arising from agreements entered into by the Issuer or a Restricted Entity providing for bona fide indemnification, adjustment of purchase price or similar obligations (including in respect of earn-outs not for financing purposes), or from customary guarantees or performance bonds securing any obligations of the Issuer or any of the Restricted Entities pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Entity, provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually (including non-Cash proceeds based on their Fair Market Value at the time received) received by the Issuer and the Restricted Entities in connection with such disposition;

(10)                          Indebtedness of the Issuer or any Restricted Entity to the extent the net proceeds thereof are promptly (i) used to purchase notes pursuant to a Change of Control Offer or a tender offer, or (ii) deposited to defease the Notes as described under Article VIII;

(11)                          Permitted Acquisition Indebtedness;

(12)                          Indebtedness representing deferred compensation to employees, officers or directors of the Issuer or any Restricted Entity incurred in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such deferred compensation arrangement is established;

(13)                          (i)                                     Guarantees by (1) the Issuer of Indebtedness of any Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) any Restricted Entity of any Indebtedness of the Issuer or another Restricted Entity permitted to be Incurred under this covenant by the Issuer or such other Restricted Entity; and

(ii)                                  Indebtedness constituting a Lien included in clause (7) of the definition of Indebtedness (1) Incurred by the Issuer in respect of Indebtedness of a Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) Incurred by a Restricted Entity in respect of Indebtedness of the Issuer or another Restricted Entity permitted to be Incurred under this covenant by the Issuer or such Restricted Entity (excluding Indebtedness of any such other Restricted Entity permitted under clause (d) of this definition of Permitted Indebtedness or Refinancing Indebtedness in respect thereof), as the case may be, which Lien is granted in compliance with, if applicable, Section 4.11.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.  Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of Section 4.15(b) will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

(d)                                 In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.15(a) and (b), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, and will only be required to include the amount and type of such Indebtedness in one of such clauses (or subclauses) although the Issuer may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant.  For the avoidance of doubt, Indebtedness permitted by clause (15) of the definition of Permitted Indebtedness will be without duplication for the underlying Indebtedness that is Guaranteed or for which a Lien is granted in accordance with such clause (15).

(e)                                  For purposes of determining compliance with this Section 4.15, the U.S. dollar-equivalent principal amount of Indebtedness denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred in the case of term Indebtedness (or first committed in the case of revolving credit Indebtedness), provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, in each case, in the applicable foreign currency.  Notwithstanding any other provision of this Section 4.15, the maximum amount of Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.  Notwithstanding any other provision of this Section 4.15, the maximum amount of Indebtedness that the Issuer or any Restricted Entity may Incur pursuant to this Section 4.15 shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Section 4.16                             SEC Reports and Reports to Holders.

Whether or not the Issuer or, following the Proposed PTP Conversion, the PTP Parent, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall provide the Trustee and, upon written request, the Holders of the Notes within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC’s rules and regulations for a filer that is a “non-accelerated filer” with substantially the same quarterly and annual financial statements required to be contained in a filing with the SEC on Forms 10-Q and 10-K (but, for the avoidance of doubt, the other disclosure requirements contained in such forms shall not be applicable), and, with respect to the annual financial information only, an audit report on the annual financial statements by the Issuer’s or, following the Proposed PTP Conversion, the PTP Parent’s certified independent accountants; provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Issuer’s website or, if the Issuer or, following the Proposed PTP Conversion, the PTP Parent, is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, on a nonpublic website or posting through an electronic data room or filing sharing or similar service, within the applicable time period specified above.

To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer or, following the Proposed PTP Conversion, the PTP Parent will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under Article VI if the Trustee or Holders of at least 30% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

In addition, to the extent not satisfied by the above, for so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer or, following the Proposed PTP Conversion, the PTP Parent, will furnish to the Holders and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided that for the purpose of the foregoing, following the Proposed PTP Conversion, the PTP Parent shall be deemed to be the “issuer” of the Notes within the meaning of Rule 144A(d)(4).

Any information filed with, or furnished to, the SEC within the time periods specified in this Section 4.16 shall be deemed to have been furnished to the Holders as required by this Section 4.16, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this covenant.

If at any time following the Proposed PTP Conversion, any direct or indirect parent company of the PTP Parent becomes a Guarantor (there being no obligation to do so) and such entity holds no material assets other than cash, Cash Equivalents and the Capital Stock of the PTP Parent and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such other parent company rather than the PTP Parent.

Section 4.17                             Suspension of Certain Covenants Upon Investment Grade Ratings.

During any period of time that (i) the Notes have an Investment Grade Rating from any Rating Agency and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Entities will not be subject to Sections 4.7, 4.8, 4.9, 4.10, 4.13, 4.15 and 5.1(b) of this Indenture (collectively, the “Suspended Covenants”).

In the event that the Issuer and the Restricted Entities are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”), a Rating Agency withdraws its Investment Grade Rating or downgrades its rating assigned to the Notes below an Investment Grade Rating so that the Notes no longer have an Investment Grade Rating from any Rating Agency then rating the Notes, then the Issuer and the Restricted Entities will thereafter again be subject to the Suspended Covenants. The period of time from the date of the Covenant Suspension Event until the Reversion Date is referred to as the “Suspension Period”. If after any Reversion Date, an additional Covenant Suspension Event occurs, the Issuer and the Restricted Entities will again not be subject to the Suspended Covenants.  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to Section 4.15(a) or (b) (to the extent that such Indebtedness would be permitted Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.15(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date (it being understood that any such Indebtedness that could have been incurred only pursuant to Section 4.15(b)(12) shall nevertheless be deemed to have been outstanding on the Issue Date), so that it is classified as permitted under Section 4.15(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted

Payments under Section 4.9 will be made as though Section 4.9 had been in effect since the Issue Date and throughout the Suspension Period.

On the Reversion Date, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of under Section 4.13(b)(3).

On the Reversion Date, for purposes of Section 4.10, the utilized Excess Proceeds amount will be reset to zero.

Section 4.18                             Limitation on Indebtedness for Money Borrowed.

Neither the Issuer nor, following the Proposed PTP Conversion, the PTP Parent, may Incur any Indebtedness for money borrowed otherwise permitted hereunder as Permitted Indebtedness if the Incurrence of such Indebtedness for money borrowed would result in the Rating of the Notes lower than the Required Rating, after giving effect to such Incurrence of Indebtedness for money borrowed.  In order for the Issuer or the PTP Parent to Incur Indebtedness in accordance with the provisions hereof, such entity shall obtain an affirmation of each Rating Agency then rating and monitoring the Notes (which affirmation may be by email) that, after giving effect to the proposed Incurrence of Indebtedness for money borrowed, the Rating of the Notes will be at least equal to the Required Rating.

Section 4.19                             Future Guarantors.

(a)                                 If any Person becomes a Restricted Entity (for the avoidance of doubt, including upon a Revocation of the Designation of such Person as an Unrestricted Entity), subject to Section 4.19(b), the Issuer, or following the Proposed PTP Conversion, the Issuer or the PTP Parent, as applicable, will cause those Restricted Entities to become Guarantors by executing a supplemental indenture and providing the Trustee with an Officer’s Certificate and Opinion of Counsel.  In accordance with the terms of this Indenture, after the supplemental indenture becomes effective, the Issuer will notify Holders of such event in accordance with this Indenture.

(b)                                 The Issuer may designate any Restricted Entity other than, following the Proposed PTP Conversion, the PTP Parent, as a “Non-Guarantor Entity” if the Consolidated Total Assets of such Restricted Entity, together with the Consolidated Total Assets of all then-existing Non-Guarantor Entities designated pursuant to this Indenture on a combined and Consolidated basis and taken as a whole, without duplication, would not represent 10% or more of the Issuer’s Consolidated Total Assets or, following the Proposed PTP Conversion, 10% or more of the PTP Parent’s Consolidated Total Assets as of the end of the mostly recently completed fiscal quarter of the Issuer or the PTP Parent, as applicable (the foregoing, the “Non-Guarantor Limitation”); provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates.  If, as of the end of any fiscal quarter of the Issuer or the PTP Parent, as applicable, the Consolidated Total Assets of the Non-Guarantor Entities, on a combined and Consolidated basis and taken as a whole without duplication, exceed the Non-Guarantor Limitation, the Issuer shall be required to add one or more Non-Guarantor Entities as Guarantors in order to comply therewith. The Issuer shall promptly notify the Trustee of any such addition and otherwise comply with the provisions of this Indenture regarding additional Guarantors.

ARTICLE V

SUCCESSORS

Section 5.1                                    Merger and Consolidation.

(a)                                 The Issuer will not, in one or a series of transactions, consolidate or merge with or into any Person or convey, lease, transfer or otherwise dispose of all or substantially all of its properties, assets or net sales to any Person or permit any Person to merge with or into it unless:

(1)                                 the Issuer is the continuing entity, or the Person, if other than the Issuer, formed by such consolidation or into which the Issuer is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Issuer and its Subsidiaries substantially as an entirety (for purposes of this Section 5.1(a), the “Surviving Entity”), will be organized and validly existing under the laws of the United States, and shall expressly assume (jointly and severally with the Issuer, unless the Issuer shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as the Notes and this Indenture), all of the Issuer’s obligations under the Notes and this Indenture;

(2)                                 the Surviving Entity (jointly and severally with the Issuer unless the Issuer shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes;

(3)                                 immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

(4)                                 immediately after giving effect to the transaction or series of transactions, the Issuer (or, following the Proposed PTP Conversion, the PTP Parent) or the Surviving Entity, as the case may be, could Incur at least $1.00 of additional Indebtedness without violating Section 4.15;

(5)                                 the Issuer has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the Notes, if applicable, comply with this Indenture and that all conditions precedent provided for in this Indenture and relating to such transaction have been complied with; and

(6)                                 the Issuer shall have delivered notice of any such transaction to the Rating Agencies then rating the Notes (which notice shall contain a description of such merger, consolidation or conveyance).

(b)                                 Each Guarantor will not, and the Issuer and, following the Proposed PTP Conversion, the PTP Parent, will not cause or permit any Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets or Capital Stock to, any Person (other than the Issuer) that is not a Guarantor unless:

(1)                                 the Guarantor is the continuing entity, or the Person, if other than the Guarantor, formed by such consolidation or into which the Guarantor is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Guarantor and its Subsidiaries substantially as an entirety (for purposes of this Section 5.1(b), the “Surviving Entity”), the Surviving Entity will be organized and validly existing under any laws of the jurisdiction in which such Surviving Entity was organized, and shall expressly assume (jointly and severally with the other Guarantors or with the other Surviving Entities if such other Guarantors have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as exist under this Indenture), all of such Guarantor’s obligations under the Notes and this Indenture;

(2)                                 immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing; and

(3)                                 the applicable Guarantor has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the Notes, if applicable, comply with this Indenture and that all conditions precedent provided for in this Indenture and relating to such transaction have been complied with.

(c)                                  Notwithstanding anything to the contrary in Sections 5.1(a) and (b), so long as no Default under this Indenture or the Notes shall have occurred and be continuing at the time a transaction described in Section 5.1(a) or (b) is consummated or would result therefrom:

(1)                                 the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to any Subsidiary of the Issuer in cases in which the Issuer is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole, it being understood that if the Issuer is not the surviving entity, the Issuer shall be required to comply with the requirements set forth in Section 5.1(a) above; or

(2)                                 any Subsidiary of the Issuer (other than a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than the Issuer or any Restricted Entity) if such transaction would not have a material adverse effect on the Issuer or, following the Proposed PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole; or

(3)                                 any Subsidiary of the Issuer or following the Proposed PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor, except when such Guarantor is the surviving entity and continues as a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Restricted Entity; or

(4)                                 any Subsidiary of the Issuer or, following the Proposed PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor) may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer, and would not result in a material adverse effect on the Issuer or, following the Proposed PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole.

Notwithstanding anything herein to the contrary, (1) the Issuer may undertake the Proposed PTP Conversion, provided that, following the Proposed PTP Conversion, the PTP Parent will continue to be a Guarantor of the Notes and (2) the PTP Parent may effect the PTP Parent Conversion.

Section 5.2                                    Rights and Duties of Successor Entity.

In case of any such merger in which the Issuer is not the surviving entity or any such consolidation, sale or conveyance, and upon any such assumption by a successor entity, such successor entity shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein as the party of the first part, and the predecessor entity, except in the event of a conveyance by way of lease, shall be relieved of any further obligations under this Indenture and the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1                                    Events of Default.

An “Event of Default” wherever used herein, means any one of the following events with respect to the Notes:

(1)                                 a default in the payment of any interest payable in respect of any Note, when such interest becomes due and payable, and continuance of such default for a period of 10 days;

(2)                                 a default in the payment of the principal of and any premium on any Note when it becomes due and payable at its Maturity;

(3)                                 default in the performance, or breach, of any covenant or warranty of the Issuer or any Restricted Entity in this Indenture or the Notes, and continuance of such default or breach for a period of 45 days;

(4)                                 any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Issuer or any Restricted Entity, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $10.0 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; provided that such grace period shall not apply if such Indebtedness was Incurred in violation of the Issuer’s covenants contained in this Indenture;

(5)                                 one or more final judgments or orders shall be rendered against the Issuer, any Guarantor or any Restricted Entity that is a Significant Subsidiary (or following the Proposed PTP Conversion, the PTP Parent to the extent it meets the financial criteria for being a Significant Subsidiary) for the payment of money, either individually or in any aggregate amount, in excess of $10.0 million (exclusive of judgment amounts covered by insurance or otherwise secured by adequate credit assurances, as determined by the Trustee) and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order, or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; and

(6)                                 (i) the Issuer, any Restricted Subsidiary, any Restricted Entity or any Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits in writing its general inability to pay its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer, any Restricted Subsidiary, any Restricted Entity or any Guarantor, in an involuntary case;

(b) appoints a custodian of, or for all or substantially all of the assets of the Issuer, any Restricted Subsidiary, any Restricted Entity or any Guarantor; or

(c) orders the liquidation of the Issuer, any Restricted Subsidiary, any Restricted Entity or any Guarantor,

and the order or decree remains unstayed and in effect for 60 consecutive days.

A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes notify the Issuer in writing of the Default, and the Issuer does not cure the Default within the time specified in such clause after receipt of such notice.

When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.2                                    Acceleration.

If an Event of Default (other than an Event of Default with respect to the Issuer specified in clause (6) of Section 6.1) occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 30% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may declare all unpaid principal of and accrued interest on the Notes of such series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the Issuer specified in clause (6) of Section 6.1 above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

If an Event of Default occurs and is continuing, promptly following receipt of written notice or actual knowledge thereof, the Issuer shall deliver to the Trustee an Officers’ Certificate setting forth the details of such Event of Default, and the Trustee on behalf of the Issuer shall promptly notify the Holders in writing.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and to the Trustee may rescind an acceleration with respect to the Notes and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)                                 if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

Section 6.3                                    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4                                    Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing Default or Event of Default under this Indenture, and its consequences, except  in the case of (a) a Default in the payment of principal of, or any premium or interest on, any Note; or (b) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the affected Holders; provided, subject to Section 6.2 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5                                    Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability; provided, however, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and the Trustee shall be entitled to the benefit of Article VII, including Sections 7.1(c)(iii) and (e) hereof.

Section 6.6                                    Limitation on Suits.

Subject to Section 6.7 hereof, no Holder may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7                                    Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                    Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9                                    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including compensation, expenses, disbursement and expenses due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, if any) or, their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent, to the making of such payments directly to the Holders, and to pay to the Trustee any amount due to it for compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof or otherwise pursuant to this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof, or otherwise pursuant to this Indenture, out of the estate in any such proceeding, shall be denied or unreasonably delayed for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may receive or be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Notes for principal Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Redemption Price and Additional Interest, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE VII

TRUSTEE

Section 7.1                                    Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2                                    Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. A permissive right or power granted to the Trustee hereunder shall not be assumed to be a duty.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficiently evidenced by a written order signed by one Officer of the Issuer.

(f)                                   The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.2 hereof from the Issuer or any Holder of the Notes and such notice clearly references the Notes, the Issuer and the Indenture. The Trustee shall not be charged with knowledge of the Issuer’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Issuer or any Holder.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(h)                                 The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded or by any Officer.

(i)                                     The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(j)                                    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(k)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.3                                    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuer) to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4                                    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5                                    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 30 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.6                                    Reports by Trustee to Holder of the Notes.

Within 60 days after each October 30 beginning with the October 30 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7                                    Compensation, Reimbursement and Indemnity.

The Issuer shall pay to the Trustee and any predecessor Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate. The Issuer shall also pay when due to the Trustee and the Agents any and all other amounts expressly required pursuant to this Indenture.

The Issuer shall indemnify the Trustee and any predecessor Trustee, and their respective officers, directors, employees, representatives and agents, and hold it harmless against any and all losses, liabilities, claims, damages or expenses (including reasonable attorney’s fees and expenses), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction). The Trustee shall, to the extent permitted by applicable law (including any Bankruptcy Law), notify the Issuer promptly of any claim for which it may seek indemnity or security. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any claim or threatened claim asserted against the Trustee, with counsel reasonably satisfactory to the Trustee, unless the Trustee elects to carry in the defense itself, and, if the Trustee does not elect to carry on the defense itself, the Trustee shall reasonably cooperate in the defense at the Issuer’s expense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent.  Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7 (and otherwise pursuant to this Indenture), the Trustee shall have a lien prior to any right of a Holder (including any beneficial Holder in a Note) in respect of the Notes on all money or property held or collected by the Trustee or to which the Trustee or any Holder has any rights, except that held in trust to pay principal or Redemption Price of or Additional Interest, if any, or interest on, particular Notes. Such lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) and (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, consultants and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8                                    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 30% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide Holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9                                    Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310 (a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11                             Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DEFEASANCE OF CERTAIN COVENANTS

Section 8.1                                    Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2                                    Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the

Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.4;

(b)                                 the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, registration of transfer and exchange of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)                                 this Section 8.2.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Notes may not be accelerated due to an Event of Default with respect thereto.

Section 8.3                                    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under Section 4.11 and the operation of Section 6.1(3) and 6.1(4)  with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, any related non-compliance with Section 6.1(3) or Section 6.1(4) by the Issuer shall not constitute an Event of Default.

Section 8.4                                    Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)                                 the Issuer must irrevocably deposit in trust (the “Defeasance Trust”), with the Trustee, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Obligations, or a combination thereof, in such amounts as shall be sufficient, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)                                 the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)                                 since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within 30 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(4)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.5                                    Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, and interest on, the Notes, provided that such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6                                    Repayment to the Issuer.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal or Redemption Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuer, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7                                    Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment with respect to any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

MODIFICATION AND WAIVER

Section 9.1                                    Without Consent of Holders of Notes.

Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee may modify or append this Indenture or the Notes without the consent of any Holder of a Note:

(a)                                 to evidence that another entity is our successor and has assumed our obligations with respect to the Notes;

(b)                                 to add to covenants of the Issuer or to add guarantees of any Person (including the PTP Parent) for the benefit of the Holders of the Notes or to surrender any of our rights or powers under this Indenture;

(c)                                  to add any Events of Default;

(d)                                 to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted under this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes so long as in any such case the interests of the Holder of the Notes are not adversely affected in any material respect;

(e)                                  to secure the Notes;

(f)                                   to provide for the appointment of a successor Trustee with respect to the Notes;

(g)                                  to make certain changes to this Indenture to provide for the issuance of Additional Notes;

(h)                                 to cure any ambiguity, defect or inconsistency in this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture, so long as the action does not adversely affect the interests of the Holders of the Notes in any material respect, including actions with respect to the Proposed PTP Conversion;

(i)                                     to add a Guarantee of the Notes or to release a Guarantor upon its sale or Designation as an Unrestricted Entity or other permitted release from its Guarantee, in each case, in accordance with this Indenture;

(j)                                    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(k)                                 to provide for the issuance of exchange notes registered with the SEC or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(l)                                     to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(m)                             to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Issuer’s offering memorandum dated October 28, 2015.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such modified or amended indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2                                    With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Issuer and the Trustee may modify or amend this Indenture and the Notes may be modified or amended with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, a modification or amendment may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any Note;

(2)                                 reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any Note;

(3)                                 change the places or currency of payment of the principal of, or any premium or interest on, any Note;

(4)                                 impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any Note on or after the date the payment is due; or

(5)                                 reduce the percentage in aggregate principal amount of outstanding Notes necessary to:

(a)                                 modify or amend this Indenture,

(b)                                 waive any past default or compliance with certain restrictive provisions, or

(c)                                  constitute a quorum or take action at a meeting.

Upon the written request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended modified indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After a modification or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the modification or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended Indenture or waiver.

Section 9.3                                    Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4                                    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and of every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. Once an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder (including any beneficial Holder of a Note).

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.5                                    Notation on or Exchange of Notes.

The Trustee may (but need not) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall (at the cost and expense of the Issuer) authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6                                    Trustee To Sign Amendment, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 13.4 and 13.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.7                                    Effect of Amended or Supplemental Indenture.

Upon the execution of any amended or supplemental indenture pursuant to the provisions hereof, this Indenture and the Notes subject thereto shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.1                             Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all of the Notes issued hereunder (other than the Issuer’s obligations to register the transfer or exchange of Notes; to replace stolen, lost or mutilated Notes; to maintain paying agencies; and to hold money for payment in trust) when:

(1) either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                 the Issuer has paid or caused to be paid all sums payable by it under this Indenture in respect of the Notes;

(3)                                 in the event of a deposit as provided in clause 1(b) above, the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and

(4)                                 In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.1, the provisions of Section 10.2 and Section 8.6 shall survive.

Section 10.2                             Application of Trust.

Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XI

NOTE GUARANTEES

Section 11.1                             Guarantee.

Subject to the provisions of this Article XI, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness.

If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 11.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the

Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Guarantee in compliance with Section 11.2, Article VIII or Article X. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 11.1.

Section 11.2                             Limitation on Liability; Termination, Release and Discharge.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)           Each Guarantor (other than, with respect to clauses (2), (3) and (4) below, the PTP Parent) will be released and relieved of its obligations under its Note Guarantee in the event:

(1)           there is a discharge, Legal Defeasance or a Covenant Defeasance of the Notes pursuant to Article VIII or Article X;

(2)           there is a sale or other disposition of Capital Stock of a Guarantor following which such Guarantor is no longer a direct or indirect Subsidiary of the Issuer or, following the Proposed

PTP Conversion, the PTP Parent;

(3)           there is a sale of all or substantially all of the assets of a Guarantor (including by way of merger, stock purchase, asset sale or otherwise as permitted by this Indenture) to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity; or

(4)           such Guarantor is designated as Non-Guarantor Entity;

provided that, (i) in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions of this Indenture and (ii) with respect to clause (4), the Non-Guarantor Limitation is satisfied.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably requested by the Issuer in writing in order to evidence the release of each Guarantor from its obligation under its Note Guarantee.

Section 11.3                             Right of Contribution.

Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled, upon payment in full of all Guaranteed Obligations under this Indenture, to seek and receive contribution from and against the Issuer or each other Guarantor who has not paid its proportionate share of such payment in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, as determined in accordance with GAAP. The provisions of this Section 11.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 11.4                             No Subrogation.

Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XII

CONCERNING THE HOLDERS

Section 12.1          Evidence of Action Taken By Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and

(subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

Section 12.2          Proof of Execution of Instruments. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

Section 12.3                             Proof of Ownership. The ownership of Notes shall be proved by the register maintained by the Registrar.

Section 12.4          Record Date. If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be April 15 or October 15 immediately preceding the applicable interest payment date or the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 12.5          Future Holders. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of (and parties holding beneficial interests in) the same Note and the Holder of (and parties holding beneficial interests in) every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE XIII

MISCELLANEOUS

Section 13.1                             Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.2                             Notices.

Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

CIFC Corp.

250 Park Avenue, 4th Floor

New York, New York 10177

Attention: Julian Weldon, General Counsel and Secretary

Fax: 212-441-4011

Attention: Rahul Agarwal, Chief Financial Officer

Fax: 212-441-4008

With a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Richard A. Goldberg, Esq.

Fax: 212-698-0640

If to the Trustee:

U.S. Bank National Association

1 Federal Street, 3rd Floor

Boston, MA 02110

Attention:  CIFC Corp.

Fax: (617) 603-6667

Each of the Issuer and the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Anything herein to the contrary notwithstanding, any notice or communication to the Trustee will not be effective or be deemed to have been duly given unless and until such notice or communication is actually received by the Trustee at the Corporate Trust Office of the Trustee.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or a Holder (including any beneficial holder of a Note). The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed to a Holder or the Issuer in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will send by mail or otherwise as permitted by this Indenture a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the applicable procedures of the Depositary.

Section 13.3                             Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.4                             Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture required for the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.5                             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.6                             Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7                             No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, unit-holder or member of the any of its Subsidiaries or any of its direct or indirect parent companies, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or any Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.8                             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any manner permitted by law. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 13.9                             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                      Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                      USA PATRIOT Act.

The Issuer shall provide to the Trustee such information as the Trustee may reasonably request to permit the Trustee to comply with its obligations under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

[Signatures on following page]

SIGNATURES

CIFC CORP.

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

U.S BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen Beard
Name:	Karen Beard
Title:	Vice President

CIFC CAPITAL HOLDCO LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

DEERFIELD & COMPANY LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

DEERFIELD CAPITAL MANAGEMENT LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC ASSET MANAGEMENT ESA LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC ASSET MANAGEMENT KSA LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC PRIVATE DEBT ADVISERS LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC ASSET MANAGEMENT HOLDINGS LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC Asset Management LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

COLUMBUS NOVA CREDIT INVESTMENTS MANAGEMENT, LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CYPRESSTREE INVESTMENT MANAGEMENT, LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC MASTER FUND ADVISER LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC HOLDINGS II LLC (F/K/A CIFC CAPITAL PE LLC; POST-MERGER SUCCESSOR TO CIFC CAPITAL HF LLC), as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC CLO CO-INVESTMENT FUND GP LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC CLO CO-INVESTMENT FUND II GP LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC PARTHENON LOAN FUNDING GP LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC CLO WAREHOUSE FUND GP LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC SENIOR SECURED CORPORATE LOAN FUND GP, LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC TACTICAL INCOME FUND GP LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC HOLDINGS III LLC (F/K/A CIFC INVESTMENT HOLDINGS LLC), as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC MASTER FUND LP, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC HOLDINGS III MEMBER LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC MEMBER LLC, as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

CIFC CLO OPPORTUNITY FUND GP LTD., as Guarantor

By:	/s/ Julian Weldon
Name:	Julian Weldon
Title:	General Counsel & Secretary

EXHIBIT A

FORM OF NOTE

CIFC CORP.

8.50% SENIOR NOTE DUE 2025

CUSIP No. 12547R AA3
ISIN No. US12547RAA32
$

No.

Interest Payment Dates:  April 30 and October 30

Record Dates: April 15 or October 15

CIFC CORP., a Delaware corporation (the “Issuer”, which term includes any successor entity under the Indenture hereafter referred to), for value received, promises to pay to CEDE & Co. or registered assigns, the principal sum of [     ] Dollars on [     ] [  ], [     ] [(or such other amount as indicated on the Schedule of Exchanges of Interest attached hereto)](1).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

(1)                                 To be included only in Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

CIFC CORP.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

(Back of Note)

8.50% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest. The Issuer promises to pay interest on the principal amount of this Note at the rate of 8.50% per annum from the date of original issuance until Maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually on April 30 and October 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest, if any, shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to a Note issued on the Issue Date shall be April 30, 2016. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal or Redemption Price of this Note from time to time on demand at a rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal or the Redemption Price, interest and Additional Interest, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, or by wire transfer of immediately available funds with respect to Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

4.             Indenture. The Issuer issued the Notes under an Indenture dated as of November 2, 2015 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Indenture”) among the Issuer, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 8.50% Senior Notes due 2025. The Issuer shall be entitled to issue Additional Notes pursuant to Article II of the Indenture. The Notes and Additional Notes (including, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The Notes are general obligations of the Issuer. To the extent an provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             Optional Redemption. Prior to October 30, 2020, the Issuer may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest to but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 30, 2020, the Issuer may redeem, at its option, all or part of the Notes upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

6.             Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed (or electronically transmitted) at least 10 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed in whole or in part at its registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article X thereof. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

7.             Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.             Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

9.             Amendment, Supplement and Waiver. The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

10.          Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. If an Event of Default with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders at least 30% in aggregate principal amount of the Notes then outstanding by notice to the Issuer may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding, may rescind and annul such acceleration if, among other things, all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Issuer shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from the Holders of the Notes notice of any Default (other than payment Defaults) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so. The Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Default, other (a) a Default in the payment of principal of, or any premium or interest on, any Note, or (b) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the affected Holders, with respect to the Notes or compliance with any provision of the Indenture and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

11.          Trustee Dealings with the Issuer. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.

12.          No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member, manager, partner or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13.          Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.          Discharge Prior to Maturity. If the Issuer deposits with the Trustee or Paying Agent cash or Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuer will be discharged from the Indenture, except for certain Sections thereof.

16.          Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

18.          Registration Rights. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of November 2, 2015 among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

CIFC Corp.

250 Park Avenue, 4th Floor

New York, New York 10177

Attention: Julian Weldon, General Counsel and Secretary

Fax: 212-441-4011

Attention: Rahul Agarwal, Chief Financial Officer

Fax: 212-441-4008

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name address and zip code)

and irrevocably

appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Participant in recognized signature guarantee medallion program)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $       . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*              This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OF RESTRICTED GLOBAL NOTES OR RESTRICTED DEFINITIVE NOTES

CIFC Corp.

250 Park Avenue, 4th Floor

New York, New York 10177

Attention: Julian Weldon

U.S. Bank National Association, as Registrar

1 Federal Street, 3rd Floor, Boston, MA 02110

Attention: CIFC Corp.

Re: CIFC Corp. 8.50% Senior Notes due 2025, CUSIP: 12547R AA3, ISIN: US12547RAA32

Reference is hereby made to the Indenture, dated as of November 2, 2015 (the “Indenture”) between CIFC Corp., a Delaware corporation (the “Issuer”), the Guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to $[             ] principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.

The undersigned           (transferor) (check one box below):

☐            hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐            hereby requests the Trustee to exchange a Note or Notes to           (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the date of issuance of such Notes, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)           ☐            (1) pursuant to an effective registration statement under the Securities Act, or (2) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(2)           ☐            inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)           ☐            outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(4)           ☐            to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

NOTICE: To be executed by an executive officer
Dated:

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of this Global Note	Amount of this Global Note	Decrease (or Increase)	Trustee of Global Notes Custodian

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

CIFC Corp.

250 Park Avenue, 4th Floor

New York, New York 10177

Attention: Julian Weldon

U.S. Bank National Association, as Registrar

425 Walnut Street

Cincinnati, OH 45202

Attention: CIFC Corp.

Re: CIFC Corp. 8.50% Senior Notes due 2025

Re: CIFC Corp. 8.50% Senior Notes due 2025, CUSIP: 12547R AA3, ISIN: US12547RAA32

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of November 2, 2015 (the “Indenture”) between CIFC Corp., a Delaware corporation (the “Issuer”), the Guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed sale of $[         ] aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Sch C-1